                                                                    EXHIBIT 10.7

                          Lease and Security Agreement

                                 by and between

                    NH Texas Properties Limited Partnership,
                           a Texas limited partnership

                                  as "Landlord"



                                       and



                       Trinity Towers Limited Partnership,
                         a Tennessee limited partnership

                                   as "Tenant"



                              Dated January 2, 1997




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                                TABLE OF CONTENTS

                                                                        Page
1.       Term............................................................  3
         1.1      Term...................................................  3
         1.2      Renewal Terms..........................................  3

2.       Rent............................................................  4
         2.1      Initial Term Minimum Rent..............................  4
         2.2      Renewal Term Minimum Rent..............................  8
         2.3      Initial Term Additional Rent........................... 11
         2.4      Renewal Term Additional Rent........................... 12
         2.5      Total Rent............................................. 12
         2.6      Proration for Partial Periods.......................... 14
         2.7      Absolute Net Lease..................................... 14

3.       Taxes, Assessments and Other Charges............................ 16
         3.1      Tenant's Obligations................................... 16
         3.2      Proration.............................................. 17
         3.3      Right to Protest....................................... 17
         3.4      Tax Bills.............................................. 17
         3.5      Other Charges.......................................... 17

4.       Insurance....................................................... 17
         4.1      General Insurance Requirements......................... 17
         4.2      Fire and Other Casualty................................ 19
         4.3      Public Liability....................................... 20
         4.4      Professional Liability Insurance....................... 20
         4.5      Workers Compensation................................... 20
         4.6      Boiler Insurance....................................... 21
         4.7      Business Interruption Insurance........................ 21
         4.8      Course of Construction Insurance....................... 21
         4.9      Deductible Amounts..................................... 21

5.       Use, Maintenance and Alteration of the Premises................. 21
         5.1      Tenant's Maintenance Obligations....................... 21
         5.2      Regulatory Compliance.................................. 23
         5.3      Permitted Use.......................................... 25
         5.4      Tenant Repurchase Obligation........................... 25
         5.5      No Liens; Permitted Contests........................... 26
         5.6      Alterations by Tenant.................................. 27
         5.7      Capital Improvements Funded by Landlord................ 28
         5.8      Compliance With IRS Guidelines......................... 28
         5.9      Skyway Improvements; Re-plotting....................... 29



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
6.       Condition And Title Of Premises; Right of First Offer........... 32
         6.1      Condition and Title of Premises........................ 32
         6.2      Right of First Offer to Purchase Premises.............. 34

7.       Landlord and Tenant Personal Property........................... 38
         7.1      Tenant Personal Property............................... 38
         7.2      Landlord's Security Interest........................... 39
         7.3      Financing Statements................................... 41
         7.4      Intangible Property.................................... 41

8.       Representations And Warranties.................................. 42
         8.1      Due Authorization And Execution........................ 42
         8.2      Due Organization....................................... 42
         8.3      No Breach of Other Agreements.......................... 42

9.       Financial, Management and Regulatory Reports.................... 42
         9.1      Monthly Facility Reports............................... 42
         9.2      Quarterly Financial Statements......................... 43
         9.3      Annual Financial Statement............................. 43
         9.4      Accounting Principles.................................. 44
         9.5      Regulatory Reports..................................... 44

10.      Events of Default and Landlord's Remedies....................... 44
         10.1     Events of Default...................................... 44
         10.2     Remedies............................................... 48
         10.3     Receivership........................................... 50
         10.4     Late Charges........................................... 51
         10.5     Remedies Cumulative; No Waiver......................... 52
         10.6     Performance of Tenant's Obligations by Landlord........ 52

11.      Security Deposit................................................ 53

12.      Damage by Fire or Other Casualty................................ 53
         12.1     Reconstruction Using Insurance......................... 53
         12.2     Surplus Proceeds....................................... 53
         12.3     No Rent Abatement...................................... 53
         12.4     End of Term............................................ 54

13.      Condemnation.................................................... 54
         13.1     Complete Taking........................................ 54
         13.2     Partial Taking......................................... 54
         13.3     Lease Remains in Effect................................ 55

14.      Provisions on Termination of Term............................... 55


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
         14.1     Surrender of Possession................................ 55
         14.2     Removal of Personal Property........................... 55
         14.3     Title to Personal Property Not Removed................. 56
         14.4     Management of Premises................................. 56
         14.5     Correction of Deficiencies............................. 57

15.      Notices and Demands............................................. 57

16.      Right of Entry; Examination of Records.......................... 58

17.      Landlord May Grant Liens........................................ 58

18.      Quiet Enjoyment................................................. 59

19.      Applicable Law.................................................. 59

20.      Preservation of Gross Revenues.................................. 59

21.      Hazardous Materials............................................. 62
         21.1     Hazardous Material Covenants........................... 62
         21.2     Tenant Notices to Landlord............................. 62
         21.3     Extension of Term...................................... 63
         21.4     Participation in Hazardous Materials Claims............ 63
         21.5     Environmental Activities............................... 63
         21.6     Hazardous Materials.................................... 64
         21.7     Hazardous Materials Claims............................. 64
         21.8     Hazardous Materials Laws............................... 65
         21.9     Existing Hazardous Materials........................... 65

23.      Indemnification................................................. 67

24.      Holding Over.................................................... 68

25.      Estoppel Certificates........................................... 69

26.      Conveyance by Landlord.......................................... 69

27.      Waiver of Jury Trial............................................ 69

28.      Attorneys' Fees................................................. 70

29.      Severability.................................................... 70

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
30.      Counterparts.................................................... 70

31.      Binding Effect.................................................. 70

32.      Waiver and Subrogation.......................................... 70

33.      Memorandum of Lease............................................. 70

34.      Incorporation of Recitals and Attachments....................... 71

35.      Titles and Headings............................................. 71

36.      Nature of Relationship; Usury Savings Clause.................... 71

37.      Joint and Several............................................... 71

38.      Survival of Representations, Warranties and Covenants........... 71

39.      Interpretation.................................................. 72



EXHIBITS
EXHIBIT A-1 - LEGAL DESCRIPTION OF PREMISES
EXHIBIT A-2 - LEGAL DESCRIPTION OF EXPANSION PARCEL
EXHIBIT B - LANDLORD PERSONAL PROPERTY
EXHIBIT C - APPRAISAL PROCESS
EXHIBIT D - PERMITTED EXCEPTIONS
EXHIBIT E - EXEMPTED PROPERTIES
EXHIBIT F - BASIC INITIAL TERM MINIMUM RENT




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                          LEASE AND SECURITY AGREEMENT

     THIS LEASE AND SECURITY AGREEMENT ("LEASE") is made and entered into as of the 2nd day of January, 1997 by and between NH Texas Properties Limited Partnership, a Texas limited partnership ("LANDLORD"), and Trinity Towers Limited Partnership, a Tennessee limited partnership ("TENANT").

                               W I T N E S E T H:

     WHEREAS, Landlord is the owner of that certain real property, all improvements thereon and all appurtenances thereto, presently used as a continuing care retirement community known as "Trinity Towers" licensed for sixty (60) Nursing Facility beds and thirty-nine (39) Personal Care Facility Unit (Type A Large) beds and also containing one hundred sixty-nine (169) independent living facility units, located at 101 North Upper Broadway, Corpus Christi, Texas 78401 and more specifically described in Exhibit "A-1" attached hereto, together with certain of the furniture, machinery, equipment, appliances, fixtures, supplies and other personal property used in connection therewith as more specifically described on Exhibit "B" attached hereto ("LANDLORD PERSONAL PROPERTY"). The foregoing real and personal property owned by Landlord as described in this Recital shall be collectively referred to in this Lease as the "PREMISES";

         WHEREAS, an approximately two (2) acre portion of the Premises has been designated as the "EXPANSION PARCEL", as more specifically described in Exhibit "A-2" attached hereto.



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Landlord has agreed to provide funds for the renovation of the Premises and the construction of an approximately one hundred four thousand (104,000) square foot five (5) story building on the Expansion Parcel, all as more particularly described in the "DEVELOPMENT ADDENDUM" attached hereto. The Expansion Parcel shall be deemed part of the Premises for all purposes of this Lease, and upon the funding of any furniture, machinery, equipment, appliances, fixtures, supplies and other personal property used in connection with the facility to be constructed on the Expansion Parcel, such personal property shall be deemed part of the Landlord Personal Property for all purposes of this Lease; and

     WHEREAS, after the completion of the expansion and renovation described in the Development Addendum, the Premises will consist of and be licensed for eighty-four (84) Personal Care Facility Unit (Type A Large) beds and seventy-six
(76) Nursing Facility beds in the new building constructed on the Expansion Parcel, while the existing building will be reconfigured to be operated and licensed as one hundred ninety-six (196) independent living facility units and fifteen (15) dementia care units. As used in this Lease, the term "RETIREMENT CARE FACILITIES" shall mean the continuing care retirement community on the Premises as configured and licensed as described in these Recitals, both before and after its expansion pursuant to the Development Addendum; and

     WHEREAS, American Retirement Communities, L.P., a Tennessee limited partnership ("GUARANTOR") has agreed to guarantee Tenant's obligations under this Lease; and

     WHEREAS, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord.

     NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby leases and lets unto Tenant the Premises for the term and upon the conditions and provisions hereinafter set forth.

     1. TERM.

     1.1 TERM. The term of this Lease shall commence on January 2, 1997 and shall end on December 31, 2006 (the "INITIAL TERM") unless extended pursuant to
Section 1.2 or earlier terminated in accordance with the provisions hereof. The Initial Term and all Renewal Terms are referred to collectively as the "TERM".

     1.2 RENEWAL TERMS. The Term may be extended for three (3) separate renewal terms (each a "RENEWAL TERM") of ten (10) years each, upon the satisfaction of all of the following terms and conditions:

          1.2.1 Not more than ten (10) business days before or after the date which is fifteen (15) months prior to the end of the then current Term, Tenant shall give Landlord written notice that Tenant desires to exercise its right to extend the then current Term for one (1) Renewal Term.

          1.2.2 There shall be no Event of Default (as defined in Section 10 below) under this Lease, either on the date of Tenant's notice to Landlord pursuant to Section 1.2.1 above, or on the last day of the then current Term.

          1.2.3 Guarantor concurrently exercises its right to extend the then current term of that certain Lease and Security Agreement of even date herewith by and between Nationwide Health Properties, Inc., a Maryland corporation


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     ("NHP"), and Guarantor (the "NHP AGREEMENT") and the terms and conditions of renewal of the NHP Agreement are fully satisfied.

          1.2.4 The amount of the letter of credit posted by Tenant pursuant to
     Section 11 of this Lease shall be increased for the remainder of the Term to Seven Hundred Forty Thousand Seven Hundred Forty and 74/100 Dollars ($740,740.74) concurrently with the commencement of the first Renewal Term.

          1.2.5 All other provisions of this Lease shall remain in full force and effect and shall continuously apply throughout the Renewal Term(s).

     2. RENT. During the Initial Term and all Renewal Terms, minimum rent ("MINIMUM RENT") and additional rent ("ADDITIONAL RENT") shall accrue and/or be paid by Tenant to Landlord as follows:

     2.1 INITIAL TERM MINIMUM RENT. During the Initial Term, the Minimum Rent shall accrue or be paid to Landlord by Tenant monthly in advance and shall be calculated as follows:

          2.1.1 BASIC INITIAL TERM MINIMUM RENT. Tenant shall pay to Landlord basic Minimum Rent according to the schedule on Exhibit "F" attached hereto, payable in advance on the first business day of each calendar month. Such monthly amount is referred to herein as the "BASIC INITIAL TERM MINIMUM RENT."

          2.1.2 RENOVATION INITIAL TERM MINIMUM RENT. The monthly Minimum Rent payable by Tenant during the Initial Term shall increase with each advance for Renovation Work under the Development Addendum by an



                                        4

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     amount equal to one-twelfth (1/12) of the product of (i) the amount of the applicable advance for Renovation Work, times (ii) a percentage equal to three hundred twenty-five (325) basis points over the twenty (20) day average 10 year United States Treasury rate in effect on the date such advance is made by Landlord (the "RENOVATION INITIAL TERM MINIMUM RENT"). Within ten (10) days after the end of each calendar month in which an advance for Renovation Work is made under the Development Addendum, Landlord shall notify Tenant of the Renovation Initial Term Minimum Rent. Renovation Initial Term Minimum Rent resulting from an advance made during the then current month shall be prorated (based on a thirty (30) day month and actual days elapsed) from the date of such advance to the last day of said month, and, together with Renovation Initial Term Minimum Rent resulting from advances made in prior months, shall be payable on the first business day of each calendar month thereafter along with the Basic Initial Term Minimum Rent.

          2.1.3 EXPANSION INITIAL TERM MINIMUM RENT. During the Initial Term, Minimum Rent shall be calculated with respect to advances under the Development Addendum with respect to Expansion Work as follows:

          (i) Landlord shall determine the London Interbank Offering Rate for 30 day advances (the "LIBOR RATE") in effect on the first business day of each calendar month before Substantial Completion occurs as to the Expansion Work (as "Substantial Completion" is defined in the Development Addendum);



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          (ii) During each calendar month in the Initial Term until Substantial
     Completion occurs for the Expansion Work, Minimum Rent (referred to herein as the "CONSTRUCTION PERIOD EXPANSION RENT") shall accrue but shall not be paid:

               (A) on the total of (x) all advances made under the Development Addendum with respect to Expansion Work plus (y) all previously accrued but unpaid Construction Period Expansion Rent;

               (B) at a rate equal to one twelfth (1/12) of the sum of (x) the LIBOR Rate in affect for the applicable month, plus (y) one hundred fifty (150) basis points;


          (iii) The accrual of Construction Period Expansion Rent calculated under this Section 2.1.3 with respect to advances made other than on the first day of a calendar month shall be prorated in the month in which advances are made on the basis of a thirty (30) day month and actual days elapsed;

          (iv) On the day on which Substantial Completion occurs as to the Expansion Work (the "RESET DATE"), the monthly Minimum Rent with respect to the total of (A) all advances under the Development Addendum for Expansion Work plus (B) all accrued but unpaid Construction Period Expansion Rent shall be reset at an amount equal to one-twelfth (1/12) of the product of
     (I) the total of such advances made for Expansion Work plus accrued but unpaid


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



     Construction Period Expansion Rent, times (II) three hundred twenty-five
     (325) basis points over the twenty (20) day average 10 year United States Treasury rate in effect on the Reset Date (the "EXPANSION INITIAL TERM MINIMUM RENT");

          (v) The Expansion Initial Term Minimum Rent shall accrue but not be paid until ninety (90) days after the Reset Date. The total amount which accrues during such ninety (90) day period is referred to herein as the "DEFERRED RENT AMOUNT" and such ninety (90) day period is referred to as the "DEFERRAL PERIOD";

          (vi) Commencing with the Reset Payment Commencement Date (as such term is defined in the next sentence) and on the first business day of each calendar month thereafter during the Initial Term, the Minimum Rent payable during the Initial Term shall include the Expansion Initial Term Minimum Rent. As used herein, the "RESET PAYMENT COMMENCEMENT DATE" shall mean the first business day of the calendar month immediately following the expiration of the Deferral Period. If the Reset Date falls on other than the first business day of a calendar month, on the Reset Payment Commencement Date, Tenant shall also pay a prorated amount of Expansion Initial Term Minimum Rent for the period from the end of the Deferral Period to the Reset Payment Commencement Date, based on a thirty (30) day month and actual days elapsed;


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          (vii) Commencing on the Reset Payment Commencement Date and monthly thereafter during the Initial Term, the Minimum Rent payable by Tenant shall also include an amount (the "AMORTIZING PAYMENT") equal to (A) the Deferred Rent Amount, divided by (B) the number of calendar months remaining after the end of the Deferral Period through the end of the Initial Term;

          (viii) Therefore, during the Initial Term but before the end of the Deferral Period, monthly Minimum Rent payable by Tenant consists of the Basic Initial Term Minimum Rent plus the Renovation Initial Term Minimum Rent; and

          (ix) After the end of the Deferral Period and continuing for the remainder of the Initial Term, monthly Minimum Rent payable by Tenant consists of (A) the Basic Initial Term Minimum Rent, plus (B) the Renovation Initial Term Minimum Rent, plus (C) the Expansion Initial Term Minimum Rent, plus (D) the Amortizing Payment.


     2.2 RENEWAL TERM MINIMUM RENT. The Minimum Rent for each Renewal Term shall be expressed as an annual amount but shall be payable in advance in equal monthly installments on the first business day of each calendar month. Such annual Minimum Rent shall be equal to the product of:

          2.2.1 the lesser of (i) the Adjusted Fair Market Value of the Premises (as such term is defined in Section 2.2.4 below) on the date of Tenant's notice


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     of exercise pursuant to Section 1.2.1 or (ii) Landlord's Adjusted
     Investment in the Premises (as defined in Section 2.2.5 below); and

          2.2.2 a percentage equal to three hundred (300) basis points over the twenty (20) day average 10 year United States Treasury rate in effect on the date of Tenant's notice of exercise pursuant to Section 1.2.1.

          2.2.3 notwithstanding the foregoing, in no event shall the Minimum Rent for the first Renewal Term exceed one hundred twenty-eight and one-eighth percent (128.125%) of the Total Rent (as such term is defined in Section 2.3.1 below) payable during calendar year 2005, and in no event shall the Minimum Rent for any Renewal Term other than the first Renewal Term exceed one hundred twenty-five percent (125%) of the Total Rent in effect for the Lease Year immediately preceding the first Lease Year of such Renewal Term. Furthermore, in no event shall the Minimum Rent for the first Lease Year of the first Renewal Term be less than one hundred two and one-half percent (102.5%) of the Total Rent payable during calendar year 2005.

          2.2.4 As used herein, the "ADJUSTED FAIR MARKET VALUE" of the Premises shall mean fair market value as determined under this Lease with the following adjustments: (i) excluding the enterprise value of any home health agency operated by Tenant out of space in the Premises but including the fair rental value of such space; and (ii) minus the value of any capital improvements to the Premises paid for by Tenant and not funded by Landlord under Section 5.7 below.


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

          2.2.5 As used herein, "LANDLORD'S ADJUSTED INVESTMENT" in the Premises shall mean Landlord's Original Investment (as hereinafter defined in this Section 2.2.5) multiplied at the end of each Lease Year by a percentage equal to one hundred percent (100%) plus one-half (1/2) of the CPI Increase (as defined in Section 2.2.6 below) for such Lease Year. As used herein, "LANDLORD'S ORIGINAL INVESTMENT" shall mean Sixteen Million Five Hundred Eighty Thousand Dollars ($16,580,000) as increased by (B) any amount paid by Landlord pursuant to Section 5.7 below or pursuant to the Development Addendum, plus (C) the total of accrued Construction Period Expansion Rent, and as decreased by (D) any net award paid to Landlord pursuant to Section
     13.2 below, all as applicable.

          2.2.6 As used herein, "CPI" shall be defined as the Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup "All Items" (1982-1984=100), as published by the United States Department of Labor, Bureau of Labor Statistics. The "CPI INCREASE" shall be calculated annually by comparing the CPI in effect on the first calendar day of the immediately preceding Lease Year to the first calendar day of the then current Lease Year.

If within ten (10) days of the date of Tenant's notice of exercise pursuant to
Section 1.2.1, Landlord and Tenant are unable to agree on the Adjusted Fair Market Value of the Premises for purposes of this calculation, such Adjusted Fair Market Value shall be established by the appraisal process described on Exhibit "C" attached hereto. The Minimum Rent for the


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

applicable Renewal Term must be finally determined by such appraisal process on or before a date ninety (90) days after Tenant's notice of exercise pursuant to
Section 1.2.1 or Tenant shall lose its right to extend the Term. Landlord and Tenant acknowledge and agree that this Section is designed to establish a fair market Minimum Rent for the Premises during the applicable Renewal Terms.

     2.3 INITIAL TERM ADDITIONAL RENT.

          2.3.1 Commencing with the second Lease Year of the Initial Term and continuing thereafter during the Initial Term, Tenant agrees to pay Additional Rent to Landlord on a monthly basis in arrears on the first business day of each calendar month. Such Additional Rent shall be equal to
     (a) twenty percent (20%) of the amount by which the Gross Revenues for the Lease Year through the applicable month exceed the prorated Gross Revenues for the applicable portion of the Base Year, minus (b) all Additional Rent theretofore paid by Tenant during such Lease Year.

          2.3.2 "GROSS REVENUES" shall be calculated according to GAAP and shall be defined as all revenues generated by the operation, sublease and/or use of the Premises in any way, excluding (i) contractual allowances during the Term for billings not paid by or received from the appropriate governmental agencies or third party providers; (ii) all proper patient billing credits and adjustments according to GAAP relating to health care accounting; and
     (iii) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount


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     billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately.

          2.3.3 "LEASE YEAR" shall be defined as the twelve (12) month periods commencing on January 1 of each year of the Term.

          2.3.4 The "BASE YEAR" during the Initial Term shall mean the year ending on December 31, 1997.

     2.4 RENEWAL TERM ADDITIONAL RENT. Except during the first Lease Year of any Renewal Term, Tenant shall pay to Landlord Additional Rent in each Renewal Term on a monthly basis in arrears no more than 30 days after the end of each month during the applicable Lease Year. The Additional Rent for each Renewal Term shall be calculated as provided in Section 2.3 except that the Base Year for the purpose of determining such Additional Rent shall be the first Lease Year of the applicable Renewal Term.

     2.5 TOTAL RENT.

          2.5.1 For all purposes of calculating and paying Minimum Rent and Additional Rent under this Lease, the total of the Minimum Rent and Additional Rent ("TOTAL RENT") payable by Tenant in any Lease Year will not be less than the Total Rent paid by Tenant for the previous Lease Year.

          2.5.2 Notwithstanding any of the other terms of this Section 2 but subject to Section 2.5.3 below, the Total Rent due during each Lease Year shall not increase from one Lease Year to the next by an amount in excess of (i) two and one-half percent (2.5%), multiplied by (ii) the Total Rent due during the immediately preceding Lease Year.


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

          2.5.3 The terms of Section 2.5.2 above shall have no applicability in determining the calculation of the Minimum Rent due during the first Lease Year of any Renewal Term.

          2.5.4 Within sixty (60) days of the end of each Lease Year, Tenant shall deliver to Landlord a report in a form mutually agreed upon by Landlord and Tenant, certified by an officer or general partner of Tenant, as applicable, setting forth the calculations required by the application of this Section 2.5. If said report provides that Tenant owes Landlord any sum of money, Tenant shall accompany such report delivered to Landlord with such funds. If said report provides that Landlord owes Tenant any sum of money, such sum shall be applied as a credit against future installments of Minimum Rent and Additional Rent due from Tenant to Landlord; provided, however, if such sum is owed by Landlord to Tenant with respect to the last Lease Year of the Term, Landlord shall pay such sum to Tenant within thirty
     (30) days of Landlord's receipt of the report in question.

          2.5.5 For the purpose of comparing the Total Rent from Lease Year to Lease Year pursuant to this Section 2.5, the increase in Minimum Rent by reason of any disbursement by Landlord pursuant to Section 5.7 of the Lease or pursuant to the Development Addendum shall be treated as follows: (i) for the purpose of comparing the Total Rent in the Lease Year in which such disbursement is made against the Total Rent in the preceding Lease Year, such increase in Minimum Rent shall be ignored, and (ii) for the purpose of


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     comparing the Total Rent in the Lease Year in which such disbursement is made to the Total Rent in the following Lease Year, such increase in Minimum Rent shall be deemed effective on the first day of the Lease Year in which the disbursement is made.

     2.6 PRORATION FOR PARTIAL PERIODS. The rent for any month during the Term which begins or ends on other than the first or last calendar day of a calendar month shall be prorated based on actual days elapsed.

     2.7 ABSOLUTE NET LEASE.

          2.7.1 GENERALLY. All rent payments shall be absolutely net to the Landlord free of taxes (other than federal or state income taxes calculated on the net income of Landlord), assessments, utility charges, operating expenses, refurnishings, insurance premiums or any other charge or expense in connection with the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, real estate or other property taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intention of the parties hereto. Tenant shall continue to perform its obligations under this Lease even if Tenant claims that Tenant has been damaged by any act or omission of Landlord. Therefore, Tenant shall at all times remain obligated under this Lease without any right of set-off, counterclaim, abatement,


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

     deduction, reduction or defense of any kind. Tenant's sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord's obligations under this Lease shall be to prove such damages in a separate action against Landlord.

          2.7.2 SALES TAX. Tenant hereby agrees to pay any and all sales or use taxes (and any interest or penalties related thereto) at any time assessed by the Texas Comptroller of Public Accounts against (i) Landlord, with respect to the Landlord's purchase of the Premises from Tenant under that certain Purchase and Sale Agreement of even date herewith (the "PURCHASE AGREEMENT"), or (ii) Tenant, with respect to Tenant's operation of such facility, including, without limitation, any lease of personal property at any time entered into by and between Landlord and Tenant. Tenant further agrees to indemnify Landlord against and/or reimburse Landlord for the amount of any such taxes actually paid by or assessed against Landlord regardless of the reason for any such payment or assessment. Any failure to make such reimbursement shall constitute an Event of Default under this Lease.

          2.7.3 CCF PROVISIONS. Tenant hereby acknowledges that prior to Tenant's acquisition of the Premises, (i) the prior operator of such facility operated it as a Continuing Care Facility and sold Continuing Care Contracts (within the meaning of Chapter 246 of the Texas Health and Safety Code, (ii) such facility and prior operator had been the subject of bankruptcy proceedings, and certain individuals who had signed Continuing Care Contracts and paid nonrefundable entrance fees were among the creditors of such prior operator in such bankruptcy proceedings, (iii) under the terms of the settlement of such bankruptcy proceedings, some or all of such individuals received an ongoing right to receive discounts off of certain services and/or room or unit rates, including, without limitation, nursing facility rates, and (iv) some of such individuals are or continue to be residents of such facility (referred to by Tenant and hereinafter designated "TIER ONE RESIDENTS"). Tenant hereby agrees to continue to abide by and respect any and all legal or monetary obligations it may have to or with the Tier One Residents and, upon request of Landlord, to provide a detailed alphabetical list of all then current residents of Premises who are Tier One Residents and any discounts or special rates for services or rent to which each such individual Tier One Resident is then entitled. Tenant and Tenant alone shall be responsible for such discounts, special services, rates or rent and for all other costs and expenses with respect to Continuing Care Contracts sold at the Premises and shall hold Landlord harmless therefrom (both before and after expiration of the Term). Furthermore, the indemnity set forth in Section 23 herein shall cover all liability, expense, loss, costs, deficiency, fine, penalty or damage relating to any Continuing Care Contract, including any ramifications resulting from the Premises being operated as a Continuing Care Facility.


     3. TAXES, ASSESSMENTS AND OTHER CHARGES:

     3.1 TENANT'S OBLIGATIONS. Tenant agrees to pay and discharge (including the filing of all required returns) any and all taxes (including but not limited to real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, single business, gross receipts, transaction privilege, franchise, rent or other excise taxes, but excluding federal or state income taxes calculated on the net income of Landlord, and other assessments levied or assessed against the Premises or any interest therein during the Term, prior to delinquency or imposition of any fine, penalty, interest or other cost.

     3.2 PRORATION. At the end of the Term, all such taxes and assessments under
Section 3.1 shall be prorated.

     3.3 RIGHT TO PROTEST. Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any real or personal property taxes or assessments levied against the Premises; provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of any such protest, Tenant shall diligently and continuously prosecute any such protest and notwithstanding such protest Tenant shall pay any tax, assessment or other charge before the imposition of any penalty or interest.

     3.4 TAX BILLS. Landlord shall promptly forward to Tenant copies of all tax bills and payment receipts relating to the Premises received by Landlord.

     3.5 OTHER CHARGES. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against the Premises during the Term.

     4. INSURANCE.

     4.1 GENERAL INSURANCE REQUIREMENTS. All insurance provided for in this Lease shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, approved to do business in the State of Texas having a general policyholders rating of not less than "A-" and a financial rating of not less than "VIII" in he then most current Best's Insurance Report. Any and all policies of insurance required under this Lease shall name the Landlord as an additional insured and shall be on an "occurrence" basis; provided, however, the proceeds of any business interruption policy shall be payable to Tenant without relieving Tenant in any way of its obligation to pay rent under this Lease. In addition, Landlord shall be shown as the loss payable beneficiary under the casualty insurance policy maintained by Tenant pursuant to Section 4.2. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name the Landlord and Tenant as their interests may appear and allocate to the Premises the full amount of insurance required hereunder. Original policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord shall be filed with the Landlord prior to the commencement of the Term and shall provide that the subject policy may not be canceled except upon not less than ten (10) days prior written notice to Landlord. If Landlord is provided with a certificate, upon Landlord's request Tenant shall provide Landlord with a complete copy of the insurance policy evidenced by such certificate within 30 days of the commencement of the Term. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be deposited with Landlord upon renewal of the applicable policies. If Landlord is provided with a certificate for a renewal policy, upon Landlord's request Tenant shall deliver a copy of the complete renewal policy to Landlord within 30 days of the expiration of the replaced policy. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of the Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord. The provisions of this Section 4.1 also apply to any insurance coverage required under the Development Addendum.

     4.2 FIRE AND OTHER CASUALTY. Tenant shall keep the Premises insured against loss or damage from all causes under standard "all risk" property insurance coverage, without exclusion for fire, lightning, windstorm (including hurricane coverage), explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake, malicious mischief or any other risk as is normally covered under an extended coverage endorsement, in the amounts that are not less than the full insurable value of the Premises including all equipment and personal property (whether or not Landlord Personal Property) used in the operation of the Premises, but in no event less than Fourteen Million Four Hundred Thousand Dollars ($14,400,000) before completion of the renovation and expansion of the Premises under the Development Addendum and Twenty-Seven Million Dollars ($27,000,000) thereafter; provided, however, that the amount of such insurance in respect of the required flood and earthquake coverage may be limited, at Tenant's option, to Five Million Dollars ($5,000,000). The term "FULL INSURABLE VALUE" as used in this Lease shall mean the actual replacement value of the Premises (including all improvements) and every portion thereof, including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction. In addition, the casualty insurance required under this Section
4.2 will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty.

     4.3 PUBLIC LIABILITY. Tenant shall maintain comprehensive general public liability insurance coverage (including products liability coverage) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining sidewalks and passageways, such insurance to include a broad form endorsement and to afford protection to Landlord and Tenant of not less than One Million Dollars ($1,000,000) with respect to bodily injury or death to any one person, not less than Five Million Dollars ($5,000,000) with respect to any one accident, and not less than One Million Dollars ($1,000,000) with respect to property damage; provided, that Landlord shall have the right at any time hereafter to require such higher limits as may be reasonable and customary for transactions and properties that are similar to the Premises and that are located in the area of Corpus Christi, Texas.

     4.4 PROFESSIONAL LIABILITY INSURANCE. Guarantor or Tenant shall maintain insurance against liability imposed by law upon Guarantor and its Affiliates (including Tenant) for damages on account of professional services rendered or which should have been rendered by Guarantor and Tenant or any person for which acts Guarantor or Tenant is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of One Million Dollars ($1,000,000) for each claim and Five Million Dollars ($5,000,000) in the aggregate.

     4.5 WORKERS COMPENSATION. Tenant shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain worker's compensation insurance against claims for injuries sustained by Tenant's employees in the course of their employment.

     4.6 BOILER INSURANCE. Tenant shall maintain boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any fixtures or equipment which are capable of bursting or exploding, in an amount not less than Five Million Dollars ($5,000,000) for damage to property, bodily injury or death resulting from such perils.

     4.7 BUSINESS INTERRUPTION INSURANCE. Tenant shall maintain, at its expense, business interruption and extra expense insurance insuring a period of not less than six (6) months.

     4.8 COURSE OF CONSTRUCTION INSURANCE. The requirement under the Development Addendum to carry course of construction or other insurance is in addition to the requirements of this Article 4. Upon Substantial Completion, all improvements on the Premises shall be insured under Section 4.2.

     4.9 DEDUCTIBLE AMOUNTS. The policies of insurance which Tenant is required to provide under this Lease (including without limitation the Development Addendum) will not have deductibles or self-insured retentions in excess of One Hundred Thousand Dollars ($100,000); provided, however, the deductible for windstorm coverage may be equal to one percent (1%) of insurable value subject to a One Hundred Thousand Dollar ($100,000) minimum and the worker's compensation coverage may have a deductible of up to Two Hundred Fifty Thousand Dollars ($250,000).

     5. USE, MAINTENANCE AND ALTERATION OF THE PREMISES.

     5.1 TENANT'S MAINTENANCE OBLIGATIONS.

          5.1.1 Tenant will keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping. Tenant shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and lawful order and condition and in substantial compliance with all applicable requirements for the licensing of the Retirement Care Facilities in the State of Texas and certification for participation in Medicare and Medicaid (or any successor programs) as currently exist or as are obtained by Tenant at a later date or as otherwise required under all applicable local, state and federal laws.

          5.1.2 As part of Tenant's obligations under this Section 5.1, Tenant shall be responsible to maintain, repair and replace all Landlord Personal Property and all Tenant Personal Property (as defined in Section 7.1 below) in good condition, ordinary wear and tear excepted, consistent with prudent industry practice as applicable to the Retirement Care Facilities.

          5.1.3 Without limiting Tenant's obligations to maintain the Premises under this Lease, within thirty (30) days of the end of each Lease Year starting with the end of the sixth (6th) Lease Year, Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord's discretion that Tenant has in such Lease Year and the two (2) immediately preceding Lease Years spent on Repair Expenditures for the Premises an annual average amount of at least Two Hundred Dollars ($200) per unit per year other than skilled nursing facility beds as such amount is adjusted annually at the end of each Lease Year for increases in the CPI from the date hereof). The term "REPAIR EXPENDITURES" is defined to mean repairs or modifications to the Premises which have the effect of maintaining the competitive position of the Premises in its marketplace. Non-exclusive examples of Repair Expenditures are replacement wallpaper, tiles, window coverings, lighting fixtures, painting, landscaping, carpeting, architectural adornments, common area amenities and the like. It is expressly understood that capital improvements or repairs (such as but not limited to repairs or replacements to the structural elements, equipment, fixtures, appliances, parking area, or the roof or to the electrical, plumbing, HVAC or other mechanical or structural systems in the Premises) and any advances under the Development Addendum shall not be considered to be Repair Expenditures. If Tenant fails to make at least the above amount of Repair Expenditures, Tenant shall promptly on demand from Landlord (but in no event more than five days) pay to Landlord the applicable shortfall in Repair Expenditures. Such funds shall be the sole property of Landlord and Landlord may in its sole discretion provide such funds to Tenant to correct the shortfall in Repair Expenditures or may simply retain such funds as supplemental rent hereunder.

     5.2 REGULATORY COMPLIANCE.

          5.2.1 Tenant and the Premises shall comply in all material respects with all federal, state and local licensing and other laws and regulations applicable to the Retirement Care Facilities as well as with the certification requirements of Medicare and Medicaid (or any successor program) as currently exist or as are obtained by Tenant at a later date. Further, Tenant shall ensure that the Premises continue to be licensed and operated as Retirement Care Facilities with a licensed and operating capacity as set forth in the Recitals to this Lease (both before and after the renovation and expansion of the Premises pursuant to the Development Addendum), fully certified for participation in Medicare and Medicaid (or any successor program) as currently exist or as are obtained by Tenant at a later date throughout the Term and at the time the Premises are returned to Landlord at the termination thereof, all without any suspension, revocation, decertification, material penalty or material limitation. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Premises. Without limiting the generality of the foregoing, Tenant shall be responsible to obtain any modifications to existing licenses or certificates of occupancy and/or to obtain new licenses or certificates of occupancy for the Premises upon completion of the renovation of the expansion contemplated by the Development Addendum in order to operate the Premises for its intended use in compliance with applicable legal and regulatory requirements.

          5.2.2 During the Term, all inspection fees, costs and charges associated with a change of any licensure or certification shall be borne solely by Tenant. Tenant shall at its sole cost make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of the Premises from Tenant or Tenant's assignee or subtenant to Landlord or Landlord's designee at the expiration or earlier termination of the Term in accordance herewith.

          5.2.3 Landlord acknowledges that the Premises are not now certified to participate in Medicare or Medicaid. If Tenant elects to participate in such programs (or any successor program) in the future, Tenant shall comply in all material respects with the requirements to participate in such programs. However, it shall not be a default under this Lease if Tenant voluntarily for its own business reasons elects to discontinue its participation in such programs so long as at the time of such discontinuance there is no ongoing proceeding by the applicable regulatory authority to decertify Tenant and so long as Tenant at the time of such discontinuance is not in material default of any material requirement of any such program.

     5.3 PERMITTED USE. Tenant shall continuously use and occupy the Premises during the Term solely as Retirement Care Facilities licensed and operated as set forth in the Recitals to this Lease (both before and after the renovation and expansion of the Premises pursuant to the Development Addendum).

     5.4 TENANT REPURCHASE OBLIGATION. In the event of an Event of Default arising from Tenant's failure to comply with Section 5.3 and during the pendency thereof, or if an Event of Default occurs and is continuing because the license of the Premises is revoked, suspended or materially limited for any of the uses included in the definition of Retirement Care Facilities, then in addition to Landlord's other rights and remedies under this Lease, Landlord shall have the right to put the Premises to Tenant. If Landlord exercises such right, Tenant shall purchase the Premises from Landlord for a cash price equal to the greater of the Adjusted Fair Market Value of the Premises or Landlord's Original Investment on the date of Landlord's notice of exercise. Such Adjusted Fair Market Value shall be as agreed between Landlord and Tenant. However, failing such agreement within ten (10) days of Landlord's notice of exercise under this Section, such Adjusted Fair Market Value shall be determined by the appraisal process set forth in Exhibit "C" attached hereto. Within ninety (90) days of Landlord's exercise of its put under this Section 5.4, such purchase shall be consummated utilizing an escrow at a national title company selected by Landlord. Such escrow shall be documented on such title company's standard sale escrow instructions without representations or warranties and without any due diligence or other contingencies in favor of the buyer. Tenant shall pay all costs of such sale transaction. At the close of such sale, Landlord shall deliver to Tenant title to the Premises subject only to those title exceptions shown on Exhibit "D" attached hereto.

     5.5 NO LIENS; PERMITTED CONTESTS. Tenant shall not cause or permit any liens, levies or attachments to be placed or assessed against the Premises or the operation thereof for any reason. However, Tenant shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the lien or claim so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord in Landlord's reasonable judgment to assure the foregoing. Each contest permitted by this Section 5.5 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

     5.6 ALTERATIONS BY TENANT. Subject to Section 5.8, Tenant shall have the right of altering, improving, replacing, modifying or expanding the facilities, equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Lease; provided, however, that any alterations, improvements, replacements, expansions or modifications to the Premises in excess of One Million Five Hundred Thousand Dollars ($1,500,000) in any rolling twelve (12) month period shall require the prior written consent of the Landlord; provided, further, that the aggregate cost of tenant-funded improvements cannot exceed ten percent (10%) of Landlord's Original Investment for the Premises without securing the prior written consent of Landlord. Any amounts funded under the Development Addendum or by Tenant as necessitated by damage to the Premises by casualty or condemnation shall not count towards the foregoing calculation. The cost of all alterations, improvements, replacements, modifications, expansions or other purchases, covered by this Section 5.6, whether undertaken as an on-going licensing, Medicare or Medicaid (or any successor program) requirement (if applicable) or other regulatory requirement or otherwise shall be borne solely and exclusively by Tenant (unless funded by Landlord under Section 5.7) and shall immediately become a part of the Premises and the property of the Landlord subject to the terms and conditions of this Lease. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of insurance policies required under this Lease. In the event any items of the Premises have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant's sole cost and the same shall become part of the Premises and property of the Landlord.

     5.7 CAPITAL IMPROVEMENTS FUNDED BY LANDLORD. In the event Tenant desires to make a capital improvement or a related series of capital improvements to the Premises not covered by the Development Addendum and if Tenant desires that Landlord fund the same, Landlord shall, in its discretion and without obligation, within thirty (30) days of Tenants' written request therefor, consider Tenant's request to fund such capital improvements. Each and every capital improvement funded by Landlord under this Section shall immediately become a part of the Premises and shall belong to Landlord subject to the terms and conditions of this Lease. If Landlord funds any capital improvements, Landlord's Original Investment shall be increased for all purposes under this Lease by the amount of the funds provided by Landlord for capital improvements.

     5.8 COMPLIANCE WITH IRS GUIDELINES. Any improvement or modification to the Premises shall satisfy the requirements set forth in Sections 4(4).02 and .03 of Revenue Procedure 75-21, 1975-1 C.B. 715, as modified by Revenue Procedure 79-48, 1979-2 C.B. 529. Landlord reserves the right to refuse to consent to any improvement or modification to the Premises if, in its judgment, such improvement or modification does not meet the foregoing requirements.

     5.9 SKYWAY IMPROVEMENTS; RE-PLOTTING.

          5.9.1 The existing facility on the Premises is separated from the Expansion Parcel by Carancahua Street, a public street. In order to construct the new facility on the Expansion Parcel under the Development Addendum, Tenant plans to connect the existing and new buildings with an aerial walkway extending over Carancahua Street between such buildings. In addition, in order to construct the new building on the Expansion Parcel, Tenant must obtain from the City of Corpus Christi (the "CITY") certain leasehold rights to encroach on certain property of the City. The aerial walkway described in the foregoing shall be referred to herein as the "SKYWAY LEASE IMPROVEMENTS." The encroaching improvements described in the foregoing shall be referred to herein as the "ENCROACHING IMPROVEMENTS."

          5.9.2 In order to obtain the necessary leasehold rights for the Skyway Lease Improvements and the Encroaching Improvements, Tenant will first obtain a lease from the City with a term of one year (the "ONE YEAR LEASE"). Tenant will use its best efforts to obtain the One Year Lease in substantially the same form as previously delivered by Tenant to Landlord. Tenant will not be in default hereunder if the City fails to enter into the One Year Lease, but if the One Year Lease is executed by the City, then Tenant will assign the One Year Lease to Landlord and Landlord will sublease the leasehold estate thereunder back to Tenant. In any event, Tenant and Tenant alone will be entirely responsible for discharging all obligations of the lessee under a One Year Lease, including without limitation the payment of any rent to the City thereunder and the providing of any required insurance coverage.

          5.9.3 Should the City approve a One Year Lease, Tenant shall use its best efforts to cause the City to approve a lease of the necessary rights for the Skyway Lease Improvements and the Encroaching Improvements from the City to Landlord (or to Tenant with the right to assign to Landlord) for a term of fifty-nine (59) years on substantially the same terms (other than the rent amount and lease term) as the One Year Lease (the "59 YEAR LEASE"). Tenant will not be in default hereunder, however, if the City fails to enter into the 59 Year Lease, but if the 59 Year Lease is executed Landlord will sub-lease the leasehold estate thereunder to Tenant for the Term of this Lease. In any event, Tenant and Tenant alone will be entirely responsible for discharging all obligations of the lessee under the 59 Year Lease, including without limitation the payment of any rent to the City thereunder and the providing of any required insurance coverage, all to the extent such obligations accrue during the term of this Lease. Upon execution of a 59 Year Lease, Tenant shall at its expense provide to Landlord a leasehold owner's policy of title insurance insuring Landlord as the owner of the leasehold estate under the 59 Year Lease in form and substance satisfactory to Landlord.

          5.9.4 Tenant hereby represents, warrants and covenants to Landlord that (i) the Skyway Lease Improvements are not necessary or essential to the effective and profitable operation of either the existing facility on the Premises or the building to be constructed on the Expansion Parcel pursuant to the Development Addendum; (ii) the inability to build the Skyway Lease Improvements or the removal thereof after construction will not have a material adverse impact on the operation or profitability of the existing or future facilities on the Premises; and (iii) if the One Year Lease or 59 Year Lease terminates or expires during the term of this Lease without renewal or replacement, Tenant will, at its sole cost and expense, remove the Skyway Lease Improvements and the Encroaching Improvements and repair and restore all facilities on the Premises (including the existing facility and the new facilities to be built under the Development Addendum) to a complete and attractive condition as if the Skyway Improvements and the Encroaching Improvements were never constructed, including without limitation the improvement of the Premises at Tenant's expense as needed to continue the effective operation thereof without the Skyway Lease Improvements and the Encroaching Improvements.

          5.9.5 As part of the development of the Expansion Parcel under the Development Addendum, Tenant has applied to the City for a re-platting of the Expansion Parcel. As used herein, "RE-PLATTING" shall mean the Plat of Pope's Broadway Addition, Block 2, Lot 23, File No. 1196137-NP 64 as applied for by Tenant with the City. Tenant shall use its best efforts to obtain the Re-platting in a timely manner to permit the construction of the new facility on the Expansion Parcel pursuant to the Development Addendum. Landlord agrees to cooperate as reasonably requested by Tenant to obtain the Re-platting, including without limitation the execution of applications and other instruments as required therefor, provided that Landlord shall be at no expense in providing any such assistance.

          5.9.6 The indemnification obligation of Tenant under Section 23 below shall extend to any claim or damage suffered by Landlord (including without limitation any decrease in the value of the Premises) by reason of (i) the terms and conditions of or performance under the One Year Lease or the 59 Year Lease; (ii) the construction, maintenance, removal or operation of the Skyway Lease Improvements or the Encroaching Improvements; (iii) the failure of the City to approve either the One Year Lease, the 59 Year Lease or the Re-platting, or (iv) the breach of any of Tenant's representations, warranties or covenants as set forth in Section 5.9.4.

          5.9.7 All insurance policies maintained by Tenant pursuant to the One Year Lease or 59 Year Lease shall name Landlord as an additional insured and shall not be subject to cancellation without notice to Landlord.

     6. CONDITION AND TITLE OF PREMISES; RIGHT OF FIRST OFFER.

        6.1 CONDITION AND TITLE OF PREMISES. Tenant acknowledges that it is presently engaged in the operation of facilities in the State of Texas similar to the uses included in the definition of Retirement Care Facilities in the Recitals to this Lease and has expertise in senior housing, independent living, assisted living, skilled and intermediate nursing, subacute care and dementia care. Tenant has thoroughly investigated the Premises, has selected the Premises to its own specifications, and has concluded that no improvements or modifications to the Premises are required in order to operate the Premises for its intended use. Tenant accepts the Premises for use as Retirement Care Facilities under this Lease on an "AS IS, WHERE IS, WITH ALL FAULTS" basis and will assume all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. In making its decision to enter into this Lease, Tenant has not relied on any representations or warranties, express or implied, of any kind from Landlord. Notwithstanding any other provision of this Lease to the contrary, Tenant accepts the Premises in their present condition, AS IS, WHERE IS, WITH ALL FAULTS, and without any representations or warranties whatsoever, express or implied, including, without limitation, any express or implied representations or warranties as to the fitness, use, suitability, or condition of the Premises. Tenant hereby represents and warrants to Landlord that Tenant is thoroughly familiar with the Premises and the condition thereof, that Tenant is relying on Tenant's own personal knowledge of the condition of the Premises, that neither Landlord nor any person or entity acting or allegedly acting for or on behalf of Landlord or any other person or entity having or claiming any interest in the Premises has made any representations, warranties, agreements, statements, or expressions of opinions in any way or manner whatsoever related to, connected with, or concerning the Premises, the condition of the Premises, or any other fact or circumstance whatsoever on which Tenant is relying, and, to the maximum extent not prohibited by applicable law, Tenant hereby releases and discharges Landlord and all other persons and entities having or claiming any interest in the Premises from all liability, damages, costs, and expenses of every kind and nature whatsoever in any way or manner arising out of, connected with, related to, or emanating from the condition of the Premises at any time during the Term of this Lease. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory.

     6.2 RIGHT OF FIRST OFFER TO PURCHASE PREMISES.

          6.2.1 Tenant shall have the right of first offer to purchase the Premises upon the terms and conditions set forth in this Section 6.2; provided, however, Tenant shall not have the right to exercise its rights under this Section 6.2 if any Event of Default has occurred and is continuing as of any of the following dates: (i) the date on which Landlord delivers an Offering Notice to Tenant pursuant to Section 6.2.2(i), or (ii) the date of Tenant's delivery of an Exercise Notice pursuant to Section 6.2.2(ii), or (iii) or at the closing date established to consummate the purchase of the Premises pursuant to Section 6.2.2(iii). Additionally, if Landlord and NHP have received a bona fide offer to purchase both the Premises and the leased premises under the NHP Agreement, Tenant acknowledges that Landlord may include in the Offering Notice the condition that Tenant may only purchase both the Premises and that so long as ARC concurrently purchases that certain Premises as defined in the NHP Agreement. If the Offering Notice contains such a requirement, Tenant's rights under this

     Section 6.2 are exercisable only so long as ARC also exercises its rights under Section 6.2 of the NHP Agreement.

          6.2.2 If during the Term Landlord receives a bona fide offer to purchase the Premises, or any portion thereof, (the "OFFERED PROPERTY"), from any person or entity other than an Affiliate of Landlord (as such term is defined in Section 10.1.3 below), Landlord and Tenant shall take the following steps if Landlord has determined to accept such offer:

          (i) Landlord shall give written notice to Tenant of its intention to accept such offer, which notice shall set forth the price, terms and conditions contained in the offer to purchase the Offered Property which Landlord intends to accept ("OFFERING NOTICE");

          (ii) Within fifteen (15) days after receipt of an Offering Notice, Tenant shall either (A) deliver to Landlord written notice that Tenant does not desire to purchase the Offered Property on the terms set forth in the Offering Notice, or (B) deliver to Landlord written notice of Tenant's desire to exercise its right to purchase the Offered Property on the terms set forth in the Offering Notice pursuant to this Section 6.2 ("EXERCISE NOTICE");

          (iii) If Tenant delivers an Exercise Notice within such fifteen (15) day period, Landlord as seller and Tenant as buyer shall immediately open an escrow to consummate such purchase at a national title company selected by Landlord in its reasonable discretion on the following terms: (A) the form of such instructions to be then signed by Landlord and Tenant shall be such title company's standard sale escrow instructions and, notwithstanding anything set forth in the Offering Notice to the contrary, shall not provide for any representations or warranties by Landlord as seller or for any due diligence or other contingencies in favor of Tenant as buyer, (B) the purchase price shall be payable in cash by Tenant or on such other terms as are set forth in the Offering Notice with escrow to close on or before the date set forth in the Offering Notice, (C) transaction costs shall be paid as set forth in the Offering Notice, (D) at close, Landlord shall deliver title to the Offered Property subject only to those title exceptions shown on Exhibit "D" attached hereto, (E) the sale escrow instructions shall provide for an earnest money deposit in the amount set forth in the Offering Notice and shall provide that such deposit may be retained by Landlord as liquidated damages in the event of any breach by Tenant of the terms of the escrow instructions (provided, however, such liquidated damages shall relate only to Landlord's damages by reason of a breach of the escrow instructions and shall in no way liquidate or limit Landlord's damages by reason of a breach of this Lease), (F) the obligations of Tenant under the escrow instructions shall be included in the obligations guaranteed by Guarantor under the Guaranty, and (G) the escrow instructions shall otherwise be in form and substance reasonably satisfactory to Landlord. If Tenant fails to close the escrow for any reason other than a breach by Landlord, then Landlord shall have the right in its option (to be exercised in Landlord's sole discretion) to either declare such breach to be a default under this Lease (as to which the cure period shall, notwithstanding anything else in this Lease, be ten (10) calendar days after notice by Landlord, after which an Event of Default shall exist), or Landlord may elect to pursue all remedies available to Landlord against Tenant and Guarantor under the escrow instructions or under applicable law.

          (iv) If within the fifteen (15) day period following Landlord's delivery of an Offering Notice, Tenant either delivers to Landlord the notice set forth in Section 6.2.2 (ii)(A) or fails to deliver either of the notices set forth in Section 6.2.2(ii), then for a period of nine (9) months following the expiration of such fifteen (15) day period Landlord shall be free to sell the Offered Property on the terms set forth in the Offering Notice or on any other revised terms deemed appropriate by Landlord in its sole discretion; provided, however, if such other revised terms include a price that is more than ten percent (10%) below the price set forth in the Offering Notice, then prior to completing any sale on such revised terms Landlord shall notify Tenant of such revised offering terms. During the five (5) business day period after receipt by Tenant of such notice, Tenant shall have the right (to be exercised if at all by Tenant's execution of escrow instructions and deposit of earnest money under Section
     6.2.2 (iii) within such five (5) business day period) to require that Landlord sell the Offered Property to Tenant on such revised offering terms. If Tenant fails to timely exercise its right as required by the preceding proviso, Landlord shall be free to sell the Offered Property to a third party on the revised offering terms.

          (v) If at the end of the nine (9) month period described in Section 6.2.1(iv), Landlord has not sold the Offered Property, then Landlord shall again be required to comply with the provisions of this Section 6.2 if Landlord desires to accept a third party offer to purchase the Offered Property.

          (vi) If an escrow is opened pursuant to Section 6.2.2(iii) and such escrow fails to close by reason of Tenant's default, in addition to all of the other rights and remedies of Landlord with respect to such breach, Landlord shall thereafter be free to sell the Premises or any portion thereof to any Person on any terms whatsoever without being required to comply with this Section 6.2.

          (vii) If Landlord has hypothecated its interest in the Premises, this
     Section 6.2 shall not apply to any judicial or non-judicial sale of the Premises in connection with any foreclosure action or proceeding by the lender, or to any deed in lieu of such foreclosure.

     7. LANDLORD AND TENANT PERSONAL PROPERTY.

     7.1 TENANT PERSONAL PROPERTY. Tenant shall install, affix or assemble or place on the Premises all items of furniture, fixtures, equipment and supplies not included as Landlord Personal Property as Tenant reasonably considers to be appropriate for Tenant's use of the Premises as contemplated by this Lease (the "TENANT PERSONAL PROPERTY"). Tenant shall provide and maintain during the entire Term all Tenant Personal Property as shall be necessary in order to operate the Premises in compliance with all requirements set forth in this Lease. All Tenant Personal Property shall be and shall remain the property of Tenant and may be removed by Tenant upon the expiration of the Term. However, if there is any Event of Default which is continuing, Tenant will not remove the Tenant Personal Property from the Premises and will on demand from Landlord, convey (subject to any existing security interest thereon) the Tenant Personal Property to Landlord by executing a bill of sale in a form reasonably required by Landlord. Upon any such conveyance of Tenant Personal Property to Landlord, the amount owing by Tenant to Landlord by reason of the applicable Event of Default shall be reduced by the fair market value of such Tenant Personal Property, net of any associated debt assumed by Landlord. Such fair market value shall be established by agreement of the parties, but failing such agreement, within ten (10) days of request by any party, such fair market value shall be established by the appraisal process set forth in Exhibit C. In any event, Tenant will repair all damage to the Premises caused by any removal of the Tenant Personal Property.

     7.2 LANDLORD'S SECURITY INTEREST.

          7.2.1 The parties intend that if Tenant defaults under this Lease, Landlord will control the Tenant Personal Property and the Intangible Property (as defined in Section 7.4 below) so that Landlord or its designee can operate or re-let the Premises intact for use as Retirement Care Facilities .

          7.2.2 Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Tenant's obligations under this Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant's right, title and interest in and to the Tenant Personal Property and in and to the

     Intangible Property and any and all products and proceeds thereof, in which Tenant now owns or hereafter acquires an interest or right, including any leased Tenant Personal Property. This Lease constitutes a security agreement covering all such Tenant Personal Property and the Intangible Property. The security interest granted to Landlord in this Section 7.2.2. is intended by Landlord and Tenant to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Tenant Personal Property so long as the lessor or financier of such Tenant Personal Property agrees to give Landlord written notice of any default by Tenant under the terms of such lease or financing arrangement, to give Landlord a reasonable time following such notice to cure any such default and to consent to Landlord's written assumption of such lease or financing arrangement upon Landlord's curing of any defaults thereunder. This security agreement and the security interest created herein shall survive the termination of this Lease if such termination results from the occurrence of an Event of Default.

          7.2.3 Notwithstanding the foregoing, in no event will Landlord's security interest extend to any of Tenant's motor vehicles, proprietary software or systems or operating manuals.

     7.3 FINANCING STATEMENTS. If required by Landlord at any time during the Term, Tenant will execute and deliver to Landlord, in form reasonably satisfactory to Landlord, additional security agreements, financing statements, fixture filings and such other documents as Landlord may reasonably require to perfect or continue the perfection of

Landlord's security interest in the Tenant Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereafter acquired by Tenant. Tenant shall pay all fees and costs that Landlord may incur in filing such documents in public offices and in obtaining such record searches as Landlord may reasonably require. In the event Tenant fails to execute any financing statements or other documents for the perfection or continuation of Landlord's security interest, Tenant hereby appoints Landlord as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

     7.4 INTANGIBLE PROPERTY. The term "INTANGIBLE PROPERTY" means documents, chattel paper, contract rights, residency agreements, management agreements, medical records, patient files, confidential patient materials, general intangibles, choses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant's operation or use of the Premises; all licenses and permits now owned or hereinafter acquired by Tenant, necessary or desirable for Tenant's use of the Premises under this Lease, including without limitation, if applicable, any certificate of need or other similar certificate; and the right to use any trade or other name now or hereafter associated with the operation of the Premises by Tenant, including, without limitation, the name "Trinity Towers," but excluding any corporate names or logos used by Tenant or Guarantor. For purposes of this Lease, the term "Intangible Property" shall not include accounts receivable, negotiable instruments, rights to payment from third parties, security deposits, utility deposits, proprietary software, training manuals, or general corporate trademarks, service marks, logos, insignia, books of records of Seller or Guarantor.

     8. REPRESENTATIONS AND WARRANTIES. Landlord and Tenant do hereby each for itself represent and warrant to each other as follows:

     8.1 DUE AUTHORIZATION AND EXECUTION. This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Landlord or Tenant were duly authorized and shall be binding upon the party that executed and delivered the same.

     8.2 DUE ORGANIZATION. Landlord and Tenant are duly organized, validly existing and in good standing under the laws of the State of their respective formations and are duly authorized and qualified to do all things required of the applicable party under this Lease within the State of Texas.

     8.3 NO BREACH OF OTHER AGREEMENTS. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Landlord or Tenant is a party where such violation would have a material adverse effect.

     9. FINANCIAL, MANAGEMENT AND REGULATORY REPORTS.

     9.1 MONTHLY FACILITY REPORTS. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver monthly financial reports to Landlord consisting of a balance sheet and income statement prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and a summary of significant operating statistics concerning the business conducted at the Premises. These


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

reports will be accompanied by a statement signed by the President, Chief Financial Officer, Principal Accounting Officer, Controller, Executive Vice President for Corporate Development, Executive Vice President for Development Services, or other officer of Guarantor as approved by Landlord in writing in its sole discretion, affirming that said reports are true and correct in all material respects and do not fail to disclose any material adverse information, all after due inquiry ("OFFICER'S CERTIFICATE").

     9.2 QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) days of the end of each of the first three quarters of the fiscal year of Guarantor, Tenant shall deliver to Landlord the unaudited quarterly consolidated financial statements of Guarantor prepared in accordance with GAAP accompanied by an Officer's Certificate.

     9.3 ANNUAL FINANCIAL STATEMENT. Within ninety (90) days of the fiscal year end of Guarantor, Tenant shall deliver to Landlord the annual consolidated financial statement of Guarantor prepared in accordance with GAAP and audited by a certified public accounting firm reasonably acceptable to Landlord. Notwithstanding any of the other terms of this Section 9.3, if Guarantor becomes subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, Tenant shall concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable security laws.

     9.4 ACCOUNTING PRINCIPLES. All of the reports and statements required hereby shall be prepared in accordance with GAAP.

     9.5 REGULATORY REPORTS. In addition, Tenant shall within five (5) business days of receipt thereof deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to the

Premises or any portion thereof and the operation of business thereon, including, without limitation, state department of health licensing surveys, Medicare and Medicaid (and successor programs) certification surveys (if applicable) and life safety code reports. Within five (5) business days of receipt thereof, Tenant shall give Landlord written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation including without limitation Medicare and Medicaid or successor programs (if applicable to the Premises or any portion thereof), any suspension, termination or restriction placed upon Tenant or the Premises or any portion thereof, the operation of business thereon or the ability to admit residents, or any violation of any other permit, approval or certification in connection with the Premises or any portion thereof or its business, by any federal, state or local authority including without limitation Medicare and Medicaid or successor programs if applicable to the Premises or any portion thereof.

     10. EVENTS OF DEFAULT AND LANDLORD'S REMEDIES.

     10.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder ("EVENT OF DEFAULT"):

          10.1.1 The failure to pay within ten (10) calendar days of (i) the date when due any Minimum Rent or Additional Rent, or (ii) the date when delinquent of any taxes or assessments required of Tenant under this Lease;

          10.1.2 A material breach by the seller thereunder of any of the material representations, warranties or covenants in favor of Landlord as set forth in the Purchase Agreement;

          10.1.3 Any Event of Default, as defined in Section 10 of the NHP Agreement, shall be an Event of Default under this Lease without any further notice to Tenant and without the expiration of any cure period except as set forth in the NHP Agreement;

          10.1.4 A material default by Tenant or any Guarantor (or any Affiliate of either) ("AFFILIATE" being defined to mean, with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with the first person or entity) under any other material obligation other than this Lease owed by Tenant or any Guarantor (or any Affiliate of either) to Landlord or any Affiliate of Landlord (including without limitation any financing agreement or any other lease or the Letter of Credit Agreement of even date herewith pursuant to which the letter of credit referenced in Section 11 below is maintained), which default is not cured within any applicable cure period provided in the documentation for such obligation. It is expressly understood that Nationwide Health Properties, Inc. and NH Texas Properties Limited Partnership are Affiliates of each other;

          10.1.5 A material default by Tenant or any Guarantor with respect to any material obligation under any other lease or financing agreement with any other party, which default is not cured within any applicable cure period provided in the documentation for such obligation;

          10.1.6 Any material misstatement or omission of any material fact in any written report, notice or communication from senior management of

     Guarantor to Landlord with respect to Tenant, any Guarantor or the Premises or any portion thereof;

          10.1.7 Any change (voluntary or involuntary, by operation of law or otherwise) in the person, persons, entity or entities which ultimately exert effective control over the management of the affairs of Tenant and/or any Guarantor as of the date hereof except as permitted in Section 22.2 below;

          10.1.8 An assignment by Tenant or any Guarantor of all or substantially all of its property for the benefit of creditors;

          10.1.9 The appointment of a receiver, trustee, or liquidator for Tenant or any Guarantor, or any of the property of Tenant or any Guarantor, if within three (3) business days of such appointment Tenant does not inform Landlord in writing that Tenant or Guarantor intends to cause such appointment to be discharged or Tenant or Guarantor does not thereafter diligently prosecute such discharge to completion within sixty (60) days after the date of such appointment;

          10.1.10 The filing by Tenant or any Guarantor of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Tenant or any Guarantor by any other party and Tenant does not within three
     (3) business days of any such filing inform Landlord in writing of the intent by Tenant or Guarantor to cause such petition to be dismissed, if Tenant or Guarantor does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof;

          10.1.11 The failure to make any monetary payment required by Tenant under this Lease (including without limitation the Development Addendum) not covered in Section 10.1.1 or the failure to perform or comply in any material respect with any other term or provision of this Lease including without limitation the Development Addendum (other than those provisions set forth in Section 10.1.12 below) not requiring the payment of money, including, without limitation, the failure to comply with the provisions hereof pertaining to the use, operation and maintenance of the Premises (or any portion thereof) or the breach of any representation or warranty of Tenant in this Lease; provided, however, the default described in this
     Section 10.1.11 is curable and shall be deemed cured, if: (i) within five
     (5) business days of Tenant's receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (ii) Tenant cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with due diligence be cured within a period of thirty (30) days because of the nature of the default or delays beyond the control of Tenant, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, in which case such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, however, no such default shall continue for more than one hundred twenty (120) days from Tenant's receipt of a notice of default from Landlord;

          10.1.12 There shall be no cure period in the event of the breach by Tenant of (i) the obligation to provide replacement policies of insurance as required in Section 4.1 above, (ii) the provisions of Section 20 below, or (iii) the provisions of Section 22 below with respect to assignments and other related matters; and

          10.1.13 All notice and cure periods provided herein shall run concurrently with any notice or cure periods provided by applicable law.

     10.2 REMEDIES. Upon the occurrence of an Event of Default and during the pendency thereof, Landlord may exercise all rights and remedies under this Lease and the laws of the State of Texas available to a lessor of real and personal property in the event of a default by its lessee, and as to the Tenant Personal Property and Intangible Property all remedies granted under the laws of such State to a secured party under its Uniform Commercial Code. Without limiting the foregoing, Landlord shall have the right to do any of the following:

          10.2.1 Sue for the specific performance of any covenant of Tenant under this Lease as to which Tenant is in breach;

          10.2.2 Upon compliance with the requirements of applicable law and to the extent allowed thereunder, Landlord may do any of the following: enter upon the Premises, terminate this Lease, dispossess Tenant from the Premises and/or collect money damages by reason of Tenant's breach, including without limitation all rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term;

          10.2.3 Elect to leave this Lease in place and sue for rent and/or other money damages as the same come due;

          10.2.4 Before or after repossession of the Premises pursuant to
     Section 10.2.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation except to the extent required by applicable law) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting. Tenant agrees to pay Landlord, immediately upon demand, all expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers;

          10.2.5 Sell the Tenant Personal Property in a non-judicial foreclosure sale.

          10.2.6 For the purpose of calculating rent loss damages payable to Landlord, Additional Rent for all periods after an Event of Default shall be calculated based on a two and one half percent (2.5%) annual increase.

     10.3 RECEIVERSHIP. Tenant acknowledges that one of the rights and remedies available to Landlord under applicable law is to secure a court-appointed receiver to take possession of the Premises or any portion thereof, to collect the rents, issues, profits and income of the Premises or any portion thereof, and to manage the operation of the Premises or any portion thereof. Tenant further acknowledges that the revocation, suspension or material limitation of the certification of the Premises or any portion thereof for provider status under Medicare or Medicaid (or successor programs) as currently exist or as are obtained by Tenant at a later date and/or the revocation, suspension or material limitation of the license of the Premises or any portion thereof as Retirement Care Facilities for the number of beds and units shown in the Recitals to this Lease under the laws of the State of Texas will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in the event of any such revocation, suspension or material limitation, and in addition to any other right or remedy of Landlord under this Lease, Tenant hereby consents to the appointment of such a receiver to enter upon and take possession of the Premises or any portion thereof, to manage the operation of the Premises or any portion thereof, to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible the licenses and provider certifications of the Premises required for the operation of the Retirement Care Facilities or to otherwise substitute the licensee or provider thereof. The receiver shall be entitled to a reasonable fee for its services as a receiver. All such fees and other expenses of the receivership estate shall be added to the monthly rent due to Landlord under this Lease. Tenant hereby irrevocably stipulates to the appointment of a receiver under such circumstances and for such purposes and agrees not to contest such appointment.

     10.4 LATE CHARGES. Tenant acknowledges that the late payment of any Minimum Rent or Additional Rent will cause Landlord to lose the use of such money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any installment of Minimum Rent or Additional Rent is not paid within five (5) calendar days after the due date for such rent payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to five percent (5%) of the amount of any installment of Minimum Rent or Additional Rent not paid on the due date. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant.

     10.5 REMEDIES CUMULATIVE; NO WAIVER. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. A receipt by Landlord of any rent or other sum due hereunder

(including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

     10.6 PERFORMANCE OF TENANT'S OBLIGATIONS BY LANDLORD. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor. No such entry shall be deemed an eviction of Tenant. All reasonable sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the rate of the Prime Rate as reported daily by the Wall Street Journal plus 5% (or if said interest rate is violative of any applicable statute or law, then the maximum interest rate allowable) from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.

     11. SECURITY DEPOSIT. Pursuant to a Letter of Credit Agreement of even date herewith, Tenant has posted with the Landlord or caused Guarantor to post with Landlord a letter of credit in the sum of Three Hundred Seventy Thousand Three Hundred Seventy and


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

37/100 Dollars ($370,370.37) representing a security deposit against the faithful performance of the terms and conditions contained in this Lease.

     12. DAMAGE BY FIRE OR OTHER CASUALTY.

     12.1 RECONSTRUCTION USING INSURANCE. In the event of the damage or destruction of the Premises, Tenant shall forthwith notify Landlord and diligently repair or reconstruct the same to a like or better condition than existed prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be used for the repair or reconstruction of the Premises pursuant to reasonable disbursement controls in favor of Landlord. If such proceeds are insufficient for such purposes, Tenant shall provide the required additional funds.

     12.2 SURPLUS PROCEEDS. If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the Premises, such surplus shall belong to and be paid to Tenant.

     12.3 NO RENT ABATEMENT. The rent payable under this Lease shall not abate by reason of any damage or destruction of the Premises by reason of an insured or uninsured casualty. Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such damage or destruction.

     12.4 END OF TERM. Notwithstanding any other provision of this Section 12, if the Premises are more than 50% destroyed (measured by square footage) by casualty during the last six (6) months of the Initial Term or any Renewal Term, Tenant may terminate this Lease by written notice to Landlord delivered within thirty (30) days after the date of such casualty, in which event Landlord shall retain all insurance proceeds.



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

     13. CONDEMNATION.

     13.1 COMPLETE TAKING. If during the Term all or substantially all of the Premises is taken or condemned by any competent public or quasi-public authority, then Tenant may, at Tenant's election, made within thirty (30) days of such taking by condemnation, terminate this Lease, and the current Minimum Rent and Additional Rent shall be prorated as of the date of such termination. The award payable upon such taking shall be allocated between Landlord and Tenant as so allocated by the taking authority. In the absence of such allocation by the taking authority, the award shall be allocated as agreed by Landlord and Tenant. Failing such agreement within thirty (30) days after the effective date of such taking, the award shall be allocated between Landlord and Tenant pursuant to the appraisal procedure described on Exhibit "C" attached hereto.

     13.2 PARTIAL TAKING. In the event such condemnation proceeding or right of eminent domain results in a taking of less than all or substantially all of the Premises, the Minimum Rent and Additional Rental thereto shall be abated to the same extent as the diminution in the fair market value of the Premises by reason of the condemnation. Such diminution in the fair market value shall be as agreed between Landlord and Tenant, but failing such agreement within thirty (30) days of the effective date of the condemnation the same will be determined by appraisal pursuant to Exhibit "C" attached hereto. Landlord shall be entitled to receive and retain any and all awards for the partial taking and damage and Tenant shall not be entitled to receive or retain any such award for any reason. Landlord's Original Investment will be reduced for all purposes under this Lease by reason of any award paid to Landlord under this Section 13.2.


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

     13.3 LEASE REMAINS IN EFFECT. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

     14. PROVISIONS ON TERMINATION OF TERM.

     14.1 SURRENDER OF POSSESSION. Tenant shall, on or before the last day of the Term, or upon earlier termination of this Lease (unless Tenant has purchased the Premises pursuant to Section 6.2), surrender to Landlord the Premises (including all resident charts and records along with appropriate resident consents) in good condition and repair, excepting only (i) ordinary wear and tear, (ii) any damage caused by condemnation pursuant to Section 13.1 above, or
(iii) any damage caused by fire or other casualty resulting in the termination of the Lease pursuant to Section 12.4 above.

     14.2 REMOVAL OF PERSONAL PROPERTY. If Tenant is not then in default hereunder Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all Tenant Personal Property but not the Landlord Personal Property (including the Landlord Personal Property replaced by Tenant or required by the State of Texas or any other governmental entity to operate the Premises for the purpose set forth in Section 5.3 above). Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. At the end of the Term or upon the earlier termination of this Lease, (unless Tenant has purchased the Premises pursuant to Section 6.2), Tenant shall return the Premises to Landlord with the Landlord Personal Property (or replacements thereof)


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

in the same condition and utility as was delivered to Tenant at the commencement of the Term, normal wear and tear excepted.

     14.3 TITLE TO PERSONAL PROPERTY NOT REMOVED. Title to any of Tenant Personal Property which is not removed by Tenant upon the expiration of the Term shall, at Landlord's election, vest in Landlord; provided, however, that Landlord may remove and dispose at Tenant's expense of any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to the Tenant.

     14.4 MANAGEMENT OF PREMISES. Upon the expiration or earlier termination of the Term (unless Tenant has purchased the Premises pursuant to Section 6.2), Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Premises and Tenant agrees to cooperate fully with Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the facility, and Tenant shall comply with all requests for an orderly transfer of the Retirement Care Facilities license, Medicare and Medicaid (or any successor program) certifications and possession at the time of any such surrender. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies of all of Tenant's books and records relating to the Premises and its operations to Landlord.

     14.5 CORRECTION OF DEFICIENCIES. Upon termination or cancellation of this Lease, Tenant shall indemnify Landlord for any loss, damage, cost or expense incurred by Landlord to correct all deficiencies of a physical nature identified by the Texas Department of


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

Human Services, local health, fire and safety agencies or any other government agency or Medicare or Medicaid (or any successor program) providers in the course of the change of ownership inspection and audit.

     15. NOTICES AND DEMANDS. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be deemed to have been properly given upon actual receipt thereof or within two (2) business days of being placed in the United States certified or registered mail, return receipt requested, postage prepaid (a) if to Tenant, addressed to American Retirement Communities, L.P., 111 Westwood Place, Suite 402, Brentwood, Tennessee 37027, Attn: President and General Counsel Fax No. (615) 221-2269 with a copy to Bass, Berry & Sims PLC, 2700 First American Center, 25th Floor, Nashville, Tennessee 37238, Attn: T. Andrew Smith, Esq., Fax No. (615) 742-2766 or at such other address as Tenant from time to time may have designated by written notice to Landlord, (b) if to Landlord, addressed to NH Texas Properties Limited Partnership, 1280 Bison, Suite B9-203, Newport Beach, California 92660, Attn: Co-Trustees and General Counsel; Fax No.
(714) 644-7757 with a copy to O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660, Attn: Real Estate Department Chairman, Fax No. (714) 669-6994, or at such address as Landlord may from time to time have designated by written notice to Tenant. Refusal to accept delivery shall be deemed delivery. If Tenant is not an individual, notice may be made to any senior officer, general partner or principal thereof. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.



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

     16. RIGHT OF ENTRY; EXAMINATION OF RECORDS. Landlord and its representative may enter the Premises at any reasonable time after reasonable notice to Tenant for the purpose of inspecting the Premises for any reason including, without limitation, Tenant's default under this Lease, or to exhibit the Premises for sale, lease or mortgage financing, or posting notices of default, or non-responsibility under any mechanic's or materialman's lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with residents, resident care, or any other of Tenant's operations. During normal business hours, Tenant will permit Landlord and Landlord's representatives, inspectors and consultants to examine all contracts, books and records relating to Tenant's operations at the Premises, whether kept at the Premises or at some other location, including, without limitation, Tenant's financial records.

     17. LANDLORD MAY GRANT LIENS. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 17, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the Premises, or any portion thereof or interest therein (including this Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Any such Encumbrance shall provide that it is subject to the rights of Tenant under this Lease, and shall further provide that so long as no Event of Default shall have occurred under this Lease, Tenant's occupancy hereunder, including but without limitation Tenant's right of quiet enjoyment provided in
Section 18, shall not be disturbed in the event any such lienholder or any other person takes possession of the Premises through foreclosure proceeding or otherwise. Upon the request of Landlord, Tenant shall subordinate


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

this Lease to the lien of a new Encumbrance on the Premises, on the condition that the proposed lender agrees not to disturb Tenant's rights under this Lease so long as Tenant is not in default hereunder.

     18. QUIET ENJOYMENT. So long as there is no Event of Default which is existing and continuing by Tenant, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant (excepting, however, intrusion of Tenant's quiet enjoyment occasioned by condemnation or destruction of the property as referred to in Section 12 and 13 hereof).

     19. APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the internal laws of the State of Texas without regard to the conflict of laws rules of such State.

     20. PRESERVATION OF GROSS REVENUES.

         20.1 Tenant acknowledges that a fair return to Landlord on its investment in the Premises is dependent, in part, on the concentration on the Premises during the Term of the Retirement Care Facilities business of Tenant and its Affiliates in the geographical area of the Premises. Tenant further acknowledges that the diversion of resident care activities from the Premises to other facilities owned or operated by Tenant or its Affiliates will have a material adverse impact on the value and utility of the Premises.

          20.1.1 Therefore, Tenant agrees that during the Term, and for a period of one (1) year thereafter (unless Tenant purchases the Premises), neither Tenant nor any of its Affiliates shall, without the prior written consent of


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

     Landlord, operate, own, participate in or otherwise receive revenues from any other facility or institution providing services or similar goods to those provided on or in connection with the Premises and the permitted use (including each use included in the definition of Retirement Care Facilities) thereof as contemplated under this Lease, within a four (4) mile radius of the Premises; provided, however the facilities listed on Exhibit E attached hereto which are either in existence or under development as of the date hereof are exempted from the operation of this
     Section 20.1.1.

          20.1.2 In addition, Tenant hereby covenants and agrees that for a period of one year following the expiration or earlier termination of this Lease (unless Tenant purchases the Premises), neither Tenant nor any of its Affiliates shall, without prior written consent of Landlord, hire, engage or otherwise employ any management or supervisory personnel working on or in connection with the Premises, except at facilities exempted from the operation of Section 20.1.1. This Section 20.1.2 does not apply to corporate managers and multi-facility employees to the extent such managers and employees are employed at other facilities operated by Tenant, Guarantor or an Affiliate of either.

     20.2 Notwithstanding the foregoing, Landlord acknowledges that Tenant operates certain home health agencies out of its offices on the Premises.
Section 20.1.1 does not apply to such home health activities operated by the Tenant, Guarantor or an Affiliate of either out of the Premises.


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

     20.3 Except as required for medically appropriate reasons, prior to and after Lease termination, neither Tenant nor any of its Affiliates will recommend or solicit the removal or transfer of any resident from the Premises to any other facility. Tenant hereby specifically acknowledges and agrees that the temporal, geographical and other restrictions contained in this Section 20 are reasonable and necessary to protect the business and prospects of Landlord, and that the enforcement of the provisions of this Section 20 will not work an undue hardship on Tenant. Tenant further agrees that in the event either the length of time, geographical or any other restrictions, or portion thereof, set forth in this Section 20 is overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions, but only to the extent necessary, to those which it deems reasonable and enforceable under the circumstances, and the parties agree that the restrictions of this Section 20 will remain in full force and effect as reduced or modified. Tenant further agrees and acknowledges that Landlord does not have an adequate remedy at law for the breach or threatened breach by Tenant of the covenants contained in this
Section 20, and Tenant therefore specifically agrees that Landlord may, in addition to other remedies which may be available to Landlord hereunder, file a suit in equity to enjoin Tenant from such breach or threatened breach, without the necessity of posting any bond. Tenant further agrees, in the event that any provision of this Section 20 is held to be invalid or against public policy, the remaining provisions of this Section 20 and the remainder of this Lease shall not be affected thereby.


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

     21. HAZARDOUS MATERIALS.

     21.1 HAZARDOUS MATERIAL COVENANTS. Tenant's use of the Premises shall comply in all material respects with all Hazardous Materials Laws. In the event any Environmental Activities occur or are suspected to have occurred in violation in any material respect of any Hazardous Materials Laws or if Tenant has received any Hazardous Materials Claim against the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord's approval of the remediation plan, remedy any such problem to the satisfaction of Landlord, in accordance with all Hazardous Materials Laws and good business practices.

     21.2 TENANT NOTICES TO LANDLORD. Tenant shall immediately advise Landlord in writing of:

          21.2.1 any Environmental Activities in violation of any Hazardous Materials Laws,

          21.2.2 any Hazardous Materials Claims against Tenant or the Premises,

          21.2.3 any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about the Premises in violation of any Hazardous Materials Laws,

          21.2.4 Tenant's discovery of any occurrence or condition on or in the vicinity of the Premises that materially increase the risk that the Premises will be exposed to Hazardous Materials,


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

          21.2.5 all communications to or from Tenant, any governmental authority or any other person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to the Premises, including copies thereof.

     21.3 EXTENSION OF TERM. Notwithstanding any other provision of this Lease, in the event any Hazardous Materials are discovered on, under or about the Premises in violation of any Hazardous Materials Law, the Term shall be automatically extended and this Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action or monitoring, as approved by Landlord in its reasonable discretion, in accordance in all material respects with all Hazardous Materials Laws, or the date specified in a written notice from Landlord to Tenant terminating this Lease (which date may be subsequent to the date upon which the Term was to have expired).

     21.4 PARTICIPATION IN HAZARDOUS MATERIALS CLAIMS. Landlord shall have the right, at Tenant's sole cost and expense and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

     21.5 ENVIRONMENTAL ACTIVITIES shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Premises or located on or present on or under the Premises. Nothing contained in the foregoing or elsewhere in this Section 21 is intended to, nor shall it, limit the liability of Tenant, if any, to Landlord with respect to any representation



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or warranty given by Tenant to Landlord with respect to Hazardous Materials or environmental matters generally as set forth in the Purchase Agreement.

     21.6 HAZARDOUS MATERIALS shall mean (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Premises or to persons on or about the Premises or cause the Premises to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is friable; (iii) urea formaldehyde in foam insulation or any other form; (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (v) medical wastes and biohazards; (vi) radon gas; and (vii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

     21.7 HAZARDOUS MATERIALS CLAIMS shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.


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

     21.8 HAZARDOUS MATERIALS LAWS shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters, if the failure to comply with the same does or would have a material adverse effect on the Premises or the operation thereof.

     21.9 EXISTING HAZARDOUS MATERIALS. Landlord acknowledges that it has been provided with a Phase I Environmental Site Assessment dated March 14, 1996, a Report of Phase I Preliminary Environmental Site Assessment dated October 5, 1995, an Underground Storage Tank Closure Report dated September, 1994, and a Phase II Soil Assessment Report dated December 15, 1996 (the "EXISTING ENVIRONMENTAL REPORTS"). The Existing Environmental Reports disclose the presence on the Premises of certain Hazardous Materials (the "EXISTING CONTAMINANTS"). Tenant will take all steps necessary to remediate to Landlord's satisfaction all Existing Contaminants by July 2, 1997, including obtaining any permits, closure letters or other letters or documentation required by applicable governmental authorities. Tenant's indemnity as set forth in Section 23 shall extend to any Claims arising from the presence of Existing Contaminants on the Premises or the act of remediating such Existing Contaminants as provided in this Section 21.9.

     22. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion, voluntarily or involuntarily assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. For the purposes of this Lease, a management or similar agreement shall be considered to be an assignment of this Lease by Tenant. Any of the foregoing acts without


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such consent shall be void but shall, at the option of Landlord in its sole discretion, constitute an Event of Default giving rise to Landlord's right, among other things, to terminate this Lease. Without limiting the foregoing, this Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law without the prior written consent of Landlord which may be withheld at Landlord's sole discretion. Notwithstanding the foregoing, Tenant may without Landlord's consent assign this Lease or sublet the Premises or any portion thereof to a Successor (as such term is defined below), to a wholly-owned subsidiary of Tenant or any Guarantor, provided that such Successor, subsidiary or Guarantor fully assumes the obligations of Tenant under this Lease, Tenant remains fully liable under this Lease, any Guarantor remains fully liable with respect to its guaranty of this Lease, the use of the Premises remains unchanged, and no such assignment or sublease shall be valid and no such subsidiary, Successor or Guarantor shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

     22.1 For the purpose of this Lease, the transfer, assignment, sale, hypothecation or other disposition of any partnership, stock or other ownership interest in Tenant or in any Guarantor which results in a change in the Person (as hereinafter defined)


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

which ultimately exerts effective Control (as hereinafter defined) over the management of the affairs of Tenant as of the date hereof, shall be deemed to be an assignment of the Lease. For purposes herein, "CONTROL" shall mean, as applied to any individual, partnership, association, corporation or other entity (collectively, "PERSON"), the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

     22.2 Notwithstanding anything to the contrary contained in Section 22.1, none of the following shall be deemed to be an assignment of the Lease (i) an initial public offering ("IPO") of Guarantor or any Successor thereto, or (ii) any secondary public offering(s) of Guarantor or any Successor thereto, or (iii) subsequent to an IPO by Guarantor or any Successor thereto, and so long as Guarantor or its Successor is a publicly-traded entity on a national exchange, a change in the Person or Persons exercising Control of Guarantor or its Successor, or (iv) a lease of a unit or bed to a resident of the Premises in the ordinary course of Tenant's business.

     22.3 As used herein, a "SUCCESSOR" is any entity which succeeds to materially all of the assets, operations and business of Guarantor by merger or reorganization and which is Controlled by the same Person or Persons as Control Guarantor prior to such merger or reorganization.

     23. INDEMNIFICATION. To the fullest extent permitted by law, Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense loss, costs, deficiency, fine, penalty, or damage (including without limitation punitive or consequential damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Lease (including, without limitation, the breach by Tenant of any of its obligations hereunder), the Premises, or the operations of Tenant on the Premises, including without limitation all Environmental Activities on the Premises, all Hazardous Materials Claims or any violation by Tenant of a Hazardous Materials Law with respect to the Premises. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give Tenant notice of the matter. Tenant shall defend Landlord against such matter at Tenant's sole cost and expense with legal counsel satisfactory to Landlord. Landlord may elect to defend the matter with its own counsel at Tenant's expense.

     24. HOLDING OVER. If Tenant shall for any reason remain in possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental each month, 1 1/2 times the aggregate of the monthly Minimum Rent payable with respect to the last Lease Year plus Additional Rent allocable to the month, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, nor shall anything contained herein be deemed to limit Landlord's remedies pursuant to this Lease or otherwise available to Landlord at law or in equity.


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

     25. ESTOPPEL CERTIFICATES. Tenant shall, at any time upon not less than five (5) days prior written request by Landlord, execute, acknowledge and deliver to Landlord or its designee a statement in writing, executed by an officer or general partner of Tenant, certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), the dates to which Minimum Rent, Additional Rent and additional charges hereunder have been paid, certifying that no default by either Landlord or Tenant exists hereunder or specifying each such default and as to other matters as Landlord may reasonably request.

     26. CONVEYANCE BY LANDLORD. If Landlord or any successor owner of the Premises shall convey the Premises in accordance with the terms hereof, Landlord or such successor owner shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Premises and all such future liabilities and obligations shall thereupon be binding upon the new owner.

     27. WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive any rights to trial by jury in any action, proceedings or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including, without limitation, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Premises, or any claim of injury or damage relating to the foregoing or the enforcement of any remedy hereunder.


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     28. ATTORNEYS' FEES. If Landlord or Tenant brings any action to interpret or enforce this Lease, or for damages for any alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

     29. SEVERABILITY. In the event any part or provision of the Lease shall be determined to be invalid or enforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

     30. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     31. BINDING EFFECT. Subject to the provisions of Section 22 above, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors in interest and assigns.

     32. WAIVER AND SUBROGATION. Landlord and Tenant hereby waive to each other all rights of subrogation which any insurance carrier, or either of them, may have as to the Landlord or Tenant by reason of any provision in any policy of insurance issued to Landlord or Tenant, provided such waiver does not thereby invalidate the policy of insurance.

     33. MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of the Lease, in form suitable for recording under the laws of the State of Texas in which reference to this Lease shall be made. The party requesting such recordation shall pay all costs and expenses of preparing and recording such memorandum of this Lease.


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

     34. INCORPORATION OF RECITALS AND ATTACHMENTS. The recitals and exhibits, schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.

     35. TITLES AND HEADINGS. The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

     36. NATURE OF RELATIONSHIP; USURY SAVINGS CLAUSE. The parties intend that their relationship shall be that of lessor and lessee only. Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant, nor shall this Lease be deemed to be a partnership or venture agreement between Landlord and Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

     37. JOINT AND SEVERAL. If more than one person or entity is the Tenant hereunder, the liability and obligations of such persons or entities under this Lease shall be joint and several.

     38. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the obligations, representations, warranties and covenants of Tenant under this Lease shall survive the expiration or earlier termination of the Term.

     39. INTERPRETATION. Both Landlord and Tenant have been represented by counsel and this Lease has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.


                            [SIGNATURES ON NEXT PAGE]

         Executed as of the date indicated above.

                                   TENANT:


                                   TRINITY TOWERS LIMITED PARTNERSHIP,
                                   a Tennessee limited partnership


                                   By:  ARC Corpus Christi, Inc.,
                                        a Tennessee corporation,
                                        its general partner


                                         By:
                                         ____________________________________
                                           H. Todd Kaestner,
                                           Executive Vice President - Corporate

                                         Development


                                   LANDLORD:

                                   NH TEXAS PROPERTIES LIMITED PARTNERSHIP, a Texas limited partnership


                                   By:  MLD Texas Corporation,
                                        a Texas corporation,
                                        its general partner

                                        By:
                                        _______________________________________
                                           T. Andrew Stokes,
                                           Vice President

                                  EXHIBIT "A-1"

                          Legal Description of Premises

TRACT I:

Field Notes for a 2.02 acre tract of land, comprising all of Lots 1 through 22, Block 2, W.E. POPE'S BROADWAY ADDITION, a map of which is recorded in Volume 1, Page 56 of the Map Records of Nueces County, Texas, SAVE AND EXCEPT that portion of Lot 22, Block 2 conveyed to the City of Corpus Christi by Deed recorded in Volume 263, Page 605 of the Deed Records of Nueces County, Texas, and also comprising all of Block 6 of the BLUFF PORTION OF THE CENTRAL WHARF AND WAREHOUSE COMPANY'S SUBDIVISION as shown by a map recorded in Volume A, Page 15 of the Nueces County Map Records, and being a portion of the other land lying North of said Block 6, CENTRAL WHARF AND WAREHOUSE SUBDIVISION and being shown as Cooper's Alley on the map of said BROADWAY ADDITION; said 2.02 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1" iron pipe found in concrete at the intersection of the northerly Right-Of-Way line of present Cooper's Alley (formerly Telco Street, formerly Kenedy Street), and the westerly line of Carancahua Street for the most southeasterly corner of Block 6, CENTRAL WHARF AND WAREHOUSE SUBDIVISION; said 1" iron pipe also being the most southeasterly corner of this tract;

THENCE South 88 degrees 50 minutes 15 seconds West, along and with said southerly line of Block 6, being the said northerly line of Cooper's Alley, a distance of 250.16 feet to a 5/8" iron pipe found for the most southwesterly corner of said Lot 6, Block 1, same being a southwesterly exterior corner of this tract;

THENCE North 00 degrees 42 minutes 29 seconds West, a distance of 43.82 feet to drill hole set for a point in the southerly line of said Lot 22, Block 2, W.E. POPE'S BROADWAY ADDITION; said drill hole also being an interior corner of this tract;

THENCE South 59 degrees 42 minutes 29 seconds West, along and with the southerly line of said Lot 22, Block 2, W.E. POPE'S BROADWAY ADDITION, a distance of 13.28 feet to a 5/8" iron rod found for the most southeasterly corner of said portion of Lot 22, Block 2, conveyed to the City of Corpus Christi and also being in the most easterly Right-Of-Way line of present Tancahua Street for an exterior corner of this tract;

THENCE North 04 degrees 19 minutes 38 seconds West, along and with said easterly line of Tancahua Street, a distance of 109.70 feet to a 5/8" iron rod found for an angle point of this tract;




                                     A-1-1

THENCE North 02 degrees 51 minutes 52 seconds West, continuing along and with said easterly line of Tancahua Street a distance of 30.06' to 5/8" iron rod found for the most northwesterly corner of said Lot 22, Block 2, BROADWAY ADDITION, also being the most southwesterly corner of said Lot 1, Block 2, BROADWAY ADDITION, also being an angle point of this tract;

THENCE North 01 degrees 00 minutes 30 seconds East, continuing along and with said easterly line of Tancahua Street, a distance of 107.29 feet to 5/8" iron rod found at the intersection of said easterly line of Tancahua Street and the southerly line of Blucher Street, (formerly Chatham Street) for the most northwesterly corner of said Lot 1, Block 2, Broadway Addition, also being the most northwesterly corner of this tract;

THENCE North 75 degrees 24 minutes 20 seconds East, along and with the southerly line of said Blucher Street, also being the North line of Block 2, W.E. POPE'S BROADWAY ADDITION, a distance of 298.31 feet to a drill hole found in concrete at the intersection of the said southerly line of Blucher Street and the westerly line of said Carancahua Street for the most northeasterly corner of this tract;

THENCE southerly, along and with the said westerly line of Carancahua Street, the following courses;

South 01 degrees 00 minutes 30 seconds West, a distance of 107.29 feet to a drill hole found in concrete for the southwesterly corner of Lot 11, Block 2, W.E. POPE'S ADDITION for an angle point of this tract;

South 00 degrees 05 minutes 32 seconds West, a distance of 105.14 feet to a drill hole found in concrete for an angle point of this tract;

South 86 degrees 47 minutes 35 seconds West, a distance of 7.98 feet to a drill hole found in concrete for an angle point of this tract;

South 14 degrees 49 minutes 41 seconds West, a distance of 41.75 feet to a 1" iron rod found for an angle point of this tract;

Thence South 01 degrees 08 minutes 51 seconds East, continuing along and with said westerly line of Carancahua Street, a distance of 100.71 feet to the POINT OF BEGINNING and containing 2.02 acres of land more or less.

TRACT II:

Description of 2.3638 acres of land out of Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, Block 1, of W.E. POPE'S BROADWAY ADDITION, Corpus Christi, Nueces County, Texas, as shown by map recorded in Volume 1, Page 56


                                     A-1-2
of the Nueces County Map Records; a portion of the WILLIAM HOFFMAN ARROYO TRACT, as shown in Volume 1, Page 56 of the Nueces County Map Records; and a portion of Block 1, of the BLUFF PORTION OF THE CENTRAL WHARF AND WAREHOUSE COMPANY'S SUBDIVISION, as shown by map or plat of record in Volume A, Page 15, of the Nueces County Map Records; said 2.3638 acre tract being more particularly described by metes and bound as follows:

BEGINNING at a 5/8 inch iron rod found for the northwest corner of Lot 1, Block 1, of the W.E. POPE'S BROADWAY ADDITION, Corpus Christi, Nueces County, Texas, as shown by map recorded in Volume 1, Page 56 of the Nueces County Map Records, said point being the intersection of the east line of Carancahua Street (variable width R.O.W.) and the south line of Blucher (formerly Chatham Street) (60 foot R.O.W.);

THENCE N 75 degrees 36 minutes 04 seconds E, with the said south line of Blucher Street, along the north line of Lots 1, 2, 3, 4, 5, 6 and 7 said Block 1, a distance of 314.44 feet to a 5/8 inch iron rod found for the northeast corner of said Lot 7, Block 1 for the northeast corner of this tract;

THENCE S 01 degrees 46 minutes 04 seconds W, with the west line of Upper North Broadway Street (variable width R.O.W.), a distance of 176.77 feet to a 5/8 inch iron rod found at the point of curvature of a circular curve to the right, the west line of said Broadway Street being shown on Exhibit A of a deed from Whole Life, Inc. to the City of Corpus Christi and recorded in Volume 1868, Page 763, of the Nueces County Deed Records;

THENCE continuing along the west line of said Broadway Street and along the arc of a circular curve to the right having a central angle of 32 degrees 00 minutes 00 seconds and a radius of 84.84 feet, a distance of 47.38 feet to a 5/8 inch iron rod found for the point of tangency;

THENCE S 33 degrees 46 minutes 04 seconds W, continuing along the west line of said Broadway Street, a distance of 54.57 feet to a P.K. nail set in asphalt for the point of curvature of a circular curve to the left;

THENCE continuing along the west line of said Broadway Street and along the arc of a circular curve to the left with a central angle of 34 degrees 34 minutes 20 seconds and a radius of 51.50 feet, a distance of 31.08 feet to a 5/8 inch iron rod set for the point of tangency;

THENCE S 00 degrees 48 minutes 16 seconds E, continuing along the west line of said Broadway Street, a distance of 47.96 feet to a 5/8 inch iron rod found at the intersection of the west line of said Broadway Street and the north line of Cooper's Alley (variable width R.O.W.) as described in a deed recorded in Volume 1570, Page 956 of the Nueces County Deed Records;

THENCE S 46 degrees 28 minutes 22 seconds W, along the north line of said Cooper's Alley, a distance of 36.00 feet to a point for a corner from which a 5/8 inch iron rod found bears S


                                     A-1-3

81 degrees 45 minutes 43 seconds E, a distance of 0.37 feet, said point being the point of curvature of a circular curve to the right;

THENCE continuing along the north line of said Cooper's Alley with the arc of a circular curve to the right having a central angle of 42 degrees 43 minutes 22 seconds and a radius of 230.00 feet, a distance of 171.50 feet to a 5/8 inch iron rod found for the point of tangency;

THENCE S 89 degrees 11 minutes 44 second W, continuing along the north line of said Cooper's Alley, a distance of 10.54 feet to a 5/8 inch iron rod found for a point of curvature of a circular curve to the right;

THENCE continuing along the north line of said Cooper's Alley with the arc of a circular curve to the right having a central angle of 92 degrees 00 minutes 30 seconds and a radius of 60.00 feet, a distance of 96.35 feet to a 5/8 inch iron rod set in the east line of Carancahua Street.

THENCE N 01 degrees 12 minutes 14 seconds E, with the east line of Carancahua Street, a distance of 292.67 feet to the POINT OF BEGINNING and containing
2.3638 acres of land, more or less.


                                     A-1-4

                                  EXHIBIT "A-2"

                      Legal Description of Expansion Parcel

TRACT I:

Field Notes for a 2.02 acre tract of land, comprising all of Lots 1 through 22, Block 2, W.E. POPE'S BROADWAY ADDITION, a map of which is recorded in Volume 1, Page 56 of the Map Records of Nueces County, Texas, SAVE AND EXCEPT that portion of Lot 22, Block 2 conveyed to the City of Corpus Christi by Deed recorded in Volume 263, Page 605 of the Deed Records of Nueces County, Texas, and also comprising all of Block 6 of the BLUFF PORTION OF THE CENTRAL WHARF AND WAREHOUSE COMPANY'S SUBDIVISION as shown by a map recorded in Volume A, Page 15 of the Nueces County Map Records, and being a portion of the other land lying North of said Block 6, CENTRAL WHARF AND WAREHOUSE SUBDIVISION and being shown as Cooper's Alley on the map of said BROADWAY ADDITION; said 2.02 acre tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1" iron pipe found in concrete at the intersection of the northerly Right-Of-Way line of present Cooper's Alley (formerly Telco Street, formerly Kenedy Street), and the westerly line of Carancahua Street for the most southeasterly corner of Block 6, CENTRAL WHARF AND WAREHOUSE SUBDIVISION; said 1" iron pipe also being the most southeasterly corner of this tract;

THENCE South 88 degrees 50 minutes 15 seconds West, along and with said southerly line of Block 6, being the said northerly line of Cooper's Alley, a distance of 250.16 feet to a 5/8" iron pipe found for the most southwesterly corner of said Lot 6, Block 1, same being a southwesterly exterior corner of this tract;

THENCE North 00 degrees 42 minutes 29 seconds West, a distance of 43.82 feet to drill hole set for a point in the southerly line of said Lot 22, Block 2, W.E. POPE'S BROADWAY ADDITION; said drill hole also being an interior corner of this tract;

THENCE South 59 degrees 42 minutes 29 seconds West, along and with the southerly line of said Lot 22, Block 2, W.E. POPE'S BROADWAY ADDITION, a distance of 13.28 feet to a 5/8" iron rod found for the most southeasterly corner of said portion of Lot 22, Block 2, conveyed to the City of Corpus Christi and also being in the most easterly Right-Of-Way line of present Tancahua Street for an exterior corner of this tract;

THENCE North 04 degrees 19 minutes 38 seconds West, along and with said easterly line of Tancahua Street, a distance of 109.70 feet to a 5/8" iron rod found for an angle point of this tract;




                                     A-2-1

THENCE North 02 degrees 51 minutes 52 seconds West, continuing along and with said easterly line of Tancahua Street a distance of 30.06' to 5/8" iron rod found for the most northwesterly corner of said Lot 22, Block 2, BROADWAY ADDITION, also being the most southwesterly corner of said Lot 1, Block 2, BROADWAY ADDITION, also being an angle point of this tract;

THENCE North 01 degrees 00 minutes 30 seconds East, continuing along and with said easterly line of Tancahua Street, a distance of 107.29 feet to 5/8" iron rod found at the intersection of said easterly line of Tancahua Street and the southerly line of Blucher Street, (formerly Chatham Street) for the most northwesterly corner of said Lot 1, Block 2, Broadway Addition, also being the most northwesterly corner of this tract;

THENCE North 75 degrees 24 minutes 20 seconds East, along and with the southerly line of said Blucher Street, also being the North line of Block 2, W.E. POPE'S BROADWAY ADDITION, a distance of 298.31 feet to a drill hole found in concrete at the intersection of the said southerly line of Blucher Street and the westerly line of said Carancahua Street for the most northeasterly corner of this tract;

THENCE southerly, along and with the said westerly line of Carancahua Street, the following courses;

South 01 degrees 00 minutes 30 seconds West, a distance of 107.29 feet to a drill hole found in concrete for the southwesterly corner of Lot 11, Block 2, W.E. POPE'S ADDITION for an angle point of this tract;

South 00 degrees 05 minutes 32 seconds West, a distance of 105.14 feet to a drill hole found in concrete for an angle point of this tract;

South 86 degrees 47 minutes 35 seconds West, a distance of 7.98 feet to a drill hole found in concrete for an angle point of this tract;

South 14 degrees 49 minutes 41 seconds West, a distance of 41.75 feet to a 1" iron rod found for an angle point of this tract;

Thence South 01 degrees 08 minutes 51 seconds East, continuing along and with said westerly line of Carancahua Street, a distance of 100.71 feet to the POINT OF BEGINNING and containing 2.02 acres of land more or less.




                                     A-2-2

                                   EXHIBIT "B"

                           Landlord Personal Property

     All furniture, furnishings, equipment, tools, machinery, fixtures, appliances and all other intangible and tangible personal property, other than the Fixtures (as defined in the Lease), conveyed to Landlord pursuant to the Purchase Agreement.

                                   EXHIBIT "C"

                                Appraisal Process


     If Landlord and Tenant are unable to agree upon the Adjusted Fair Market Value of the Premises within any relevant period provided in this Lease, each shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of Adjusted Fair Market Value. For all purposes under this Lease, the Adjusted Fair Market Value of the Premises shall be based on the Adjusted Fair Market Value of the Premises unencumbered by this Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by Landlord and Tenant shall select a third MAI Appraiser. The three
(3) selected MAI Appraisers shall each determine the Adjusted Fair Market Value of the Premises within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal, shall be made on a basis consistent with the basis on which the Premises was appraised at the time of its acquisition by Landlord. Each of Tenant and Landlord shall pay the fees and expenses of any MAI Appraiser which such party appoints pursuant to this Exhibit plus 50% of the cost of the third appraiser.

     In the event either Landlord or Tenant fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the Adjusted Fair Market Value of the Premises in accordance with the provisions of this Exhibit and the Adjusted Fair Market Value so determined shall be binding upon Landlord and Tenant.

     In the event the MAI Appraisers selected by Landlord and Tenant are unable to agree upon a third MAI Appraiser within the time period set forth in the first paragraph of this Exhibit, either Landlord or Tenant shall have the right to apply at their mutual expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises is located to name the third MAI Appraiser.

     Within five (5) days after completion of the third MAI Appraiser's appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the Adjusted Fair Market Value of the Premises. If a majority are unable to determine the Adjusted Fair Market Value at such meeting, the three appraisals shall be added together and their total divided by three. The resulting quotient shall be the Adjusted Fair Market Value of the Premises. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, and the resulting quotient shall be such Adjusted Fair Market Value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Adjusted Fair Market Value. In any event, the result of the foregoing appraisal process shall be final and binding.

     Landlord, Tenant and any Guarantor will exercise their respective best efforts to expedite the appraisal process and will cooperate fully and with all deliberate speed with each other and with all appraisers in order to allow the determination of Adjusted Fair Market Value to be finally completed. Notwithstanding anything else in this Exhibit, if any appraiser appointed hereunder fails to complete his or her report within 60 days of his or her appointment, the Adjusted Fair Market Value of the Premises will be determined by reference to the other report or reports completed within such period.

     "MAI APPRAISER" shall mean an appraiser licensed or otherwise qualified to do business in the State and who has substantial experience in performing appraisals of facilities similar to the Premises and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

                                   EXHIBIT "D"

                              Permitted Exceptions

     1. The standard printed exceptions, conditions and exclusions from coverage contained in the standard coverage owner's title policy then prevailing in use at the title company which consummates the sale transaction.

     2. Any matters which an accurate survey of the Premises may show.

     3. Exception Nos. 1, 2 (modified to state "Any discrepancies in area."), 3, 4, 5 (with the year "1996" replaced by "1997"), 9 through 11, 12, 14, 16 through 25 on the preliminary title report issued by Fidelity National Title Insurance Company dated November 11, 1996 under Order Number 96-001054.

     4. Such other matters burdening the Premises which were created with the consent or knowledge of Tenant or arising out of Tenant's acts or omissions.

                                    EXHIBIT E

                           List of Exempted Facilities

      Existing Facilities

      1.  Alameda Oaks Nursing Center
          1101 S. Alameda St.

      2.  Avante Villa at Corpus Christi
          5607 Everhart Rd.

      3.  Del Mar Health Care Center
          4130 Santa Elena

      4.  Harbor View Care Center
          1314 3rd St.

      5.  Heartland of Corpus Christi
          202 Dr. Fortune

      6.  Human Development Center
          3031 Mc Ardle Rd.

      7.  Lyhaven Nursing Center
          3030 Fig St.

      8.  Retama Manor - Corpus Christi
          2322 Morgan Avenue

      9.  South Park Manor
          3115 McArdle

    10.   Sunnybrook Health Care Center
          3050 Sunnybrook

    11.   Westwood Manor Nursing Home
          801 Cantwell

    12.   Wooldridge Place Nursing Center
          7352 Wooldridge Rd.

    13.   Casa de Oro
          3401 S. Alamdea


    14.   Coastal Haven Apartments
          4710 Middlecroft Rd.

    15.   Mt. Carmel Home for the Aged
          4130 S. Alameda

    16.   Sea Gulf Villa
          416 N. Chaparral

    17.   Villa Residential Care Homes
          2822 Robby

      Facilities in Development or
      Currently Planned

      1.  Esplanade Gardens
          5813 Esplanade Drive

      2.  Grand Court
          2709 Cimarron Blvd.

      3.  The Villa
          4934 Yorktown

      4.  Remington Retirement
          Community
          6410 Meadow Vista Drive

                                    EXHIBIT F

                         Basic Initial Term Minimum Rent

                                   [attached]


                                      F-1